Exhibit 99.2


                      AGREEMENT AND PLAN OF REORGANIZATION


                         Dated as of September 17, 1999


                                      among


                        VoiceStream Wireless Corporation

                    VoiceStream Wireless Holding Corporation

                     VoiceStream Subsidiary III Corporation

                           Aerial Communications, Inc.

                                       and

                        Telephone and Data Systems, Inc.







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                                Table of Contents

Article I - The Reorganization
         Section 1.0       The Reorganization
         Section 1.1       The Merger
         Section 1.2       Closing
         Section 1.3       Effective Time
         Section 1.4       Effects of the Merger
         Section 1.5       Restated Certificate of Incorporation and By-laws;
                              Officers and Directors

Article II - Effect of the Merger on the Stock of the Constituent Corporations;
             Surrender of Certificates
         Section 2.1       Effect on Stock
         Section 2.2       Surrender of Certificates

Article  III -  Representations  and  Warranties  of  the  Company
         Section 3.1       Organization
         Section 3.2       Subsidiaries
         Section 3.3       Capital  Structure
         Section 3.4       Authority
         Section 3.5       Consents and Approvals; No Violations
         Section 3.6       SEC  Documents  and Other  Reports
         Section 3.7       Absence of Material  Adverse Change
         Section 3.8       Information  Supplied
         Section 3.9       Permits;  Compliance  with Laws
         Section 3.10      Tax Matters
         Section 3.11      Liabilities
         Section 3.12      Benefit  Plans;  Employees  and  Employment Practices
         Section 3.13      Litigation
         Section 3.14      Environmental  Matters
         Section 3.15      Section 203 of DGCL
         Section 3.16      Intellectual  Property
         Section 3.17      Opinion of Financial  Advisor
         Section 3.18      Brokers
         Section 3.19      Tax Status
         Section 3.20      Contracts
         Section 3.21      Vote  Required
         Section 3.22      Transactions with Affiliates

Article IV - Representations and Warranties of Parent and Sub
         Section 4.1       Organization
         Section 4.2       Ownership of Merger Subs
         Section 4.3       Capital Structure
         Section 4.4       Authority

         Section 4.5       Consents and Approvals; No Violations
         Section 4.6       SEC Documents and Other Reports
         Section 4.7       Absence of Material Adverse Change
         Section 4.8       Information Supplied
         Section 4.9       Permits; Compliance with Laws.
         Section 4.10      Tax Matters
         Section 4.11      Liabilities
         Section 4.12      Litigation
         Section 4.13      State Takeover Statutes
         Section 4.14      Brokers
         Section 4.15      Tax Status
         Section 4.16      Interim Operations of Sub
         Section 4.17      Vote Required
         Section 4.18      Transactions with Affiliates
         Section 4.19      Opinion of Goldman, Sachs & Co

Article V - Covenants Relating to Conduct of Business
         Section 5.1       Conduct of Business by the Company Pending the
                           Reorganization
         Section 5.2       Conduct of Business by Parent Pending the
                           Reorganization
         Section 5.3       No Solicitation
         Section 5.4       Third Party Standstill Agreements
         Section 5.5       Disclosure of Certain Matters; Delivery of Certain
                           Filings
         Section 5.6       Tax Status

Article VI - Additional Agreements
         Section 6.1       Employee Benefits
         Section 6.2       Options; Restricted Stock Awards
         Section 6.3       Company Stockholders Meeting
         Section 6.4 Preparation of the Registration Statement and Joint Proxy Statement
         Section 6.5       Comfort Letters
         Section 6.6       Access to Information
         Section 6.7       Compliance with the Securities Act
         Section 6.8       Stock Exchange Listings
         Section 6.9       Fees and Expenses
         Section 6.10      Public Announcements
         Section 6.11      Real Estate Transfer Tax
         Section 6.12      State Takeover Laws
         Section 6.13      Indemnification; Directors and Officers Insurance
         Section 6.14      Best Efforts
         Section 6.15      Certain Litigation
         Section 6.16      Transition Services Agreement
         Section 6.17      Registration Rights Agreement
         Section 6.18      Investor Claim

         Section 6.19      Intercompany Service Agreements
         Section 6.20      Revolving Credit Agreement
         Section 6.21      Series A and B Notes
         Section 6.22      Nokia Credit Agreement
         Section 6.23      Intercompany Accounts
         Section 6.24      Tax Allocation Agreement and Tax Settlement Agreement
         Section 6.25      Parent Stockholder Voting Agreement
         Section 6.26      Agreements Regarding Taxes

Article VII - Conditions Precedent
         Section 7.1 Conditions to Each Party's Obligation to Effect the Reorganization
         Section 7.2 Conditions to Obligation of the Company to Effect the Reorganization
         Section 7.3 Conditions to Obligations of Parent and Merger Sub C to Effect the Reorganization

Article VIII -    Termination and Amendment
         Section 8.1       Termination
         Section 8.2       Effect of Termination
         Section 8.3       Amendment
         Section 8.4       Extension; Waiver

Article IX - General Provisions
         Section 9.1       Non-Survival of Representations and Warranties and
                           Agreements
         Section 9.2       Notices
         Section 9.3       Interpretation; Definitions
         Section 9.4       Counterparts
         Section 9.5       Entire Agreement; No Third-Party Beneficiaries
         SECTION 9.6       GOVERNING LAW
         Section 9.7       Assignment
         Section 9.8       Severability
         Section 9.9       Enforcement of this Agreement
         Section 9.10      Obligations of Subsidiaries
         Section 9.11      Reliance on Representations

ANNEX A - RESTATED CERTIFICATE OF INCORPORATION

ANNEX B - COMPANY'S RESTATED BYLAWS

ANNEX C - TRANSITION SERVICES AGREEMENT

ANNEX D - STOCKHOLDER AGREEMENT

ANNEX E - INDEMNITY AGREEMENT

ANNEX F - DEBT/EQUITY REPLACEMENT AGREEMENT

ANNEX G - PARENT STOCKHOLDER AGREEMENT

ANNEX H - INVESTOR AGREEMENT

ANNEX I - FORM OF PARENT FCC COUNSEL OPINION

ANNEX J - FORM OF PRESTON GATES & ELLIS LLP OPINION

ANNEX K - FORM OF COMPANY FCC COUNSEL OPINION

ANNEX L - FORM OF SIDLEY & AUSTIN OPINION

ANNEX M - TAX CERTIFICATES

ANNEX N - TAX CERTIFICATES

ANNEX O - STOCKHOLDER TAX CERTIFICATE

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION, dated as of September 17, 1999 (this "Agreement") among VoiceStream Wireless Corporation, a Washington corporation ("VoiceStream"), VoiceStream Wireless Holding Corporation, a Delaware corporation ("Holding"), (VoiceStream and Holding are collectively referred to herein as "Parent" as explained below) VoiceStream Subsidiary III Corporation, a Delaware corporation ("Merger Sub C"), which shall be a wholly owned direct subsidiary of Holding as of the Effective Time, Aerial Communications, Inc., a Delaware corporation (the "Company") (Merger Sub C and the Company being hereinafter collectively referred to as the "Constituent Corporations"), and Telephone and Data Systems, Inc., a Delaware corporation ("Series A Stockholder"). Except as otherwise set forth herein, capitalized (and certain other) terms used herein shall have the meanings set forth in Section 9.3.

                              W I T N E S S E T H:

         WHEREAS, VoiceStream, Holding and Omnipoint Corporation, a Delaware corporation ("Omnipoint"), have entered into an Agreement and Plan of Reorganization dated as of June 23, 1999 (the "Omnipoint Agreement") providing for, among other things, the merger of a subsidiary of Holding ("Merger Sub A") into VoiceStream (the "VoiceStream Merger"), and the merger of another subsidiary of Holding ("Merger Sub B") into Omnipoint (the "Omnipoint Merger")(the VoiceStream Merger, the Omnipoint Merger and the other transactions contemplated by the Omnipoint Agreement are herein referred to as the "Omnipoint Reorganization");

         WHEREAS, the reorganization provided herein (the "Reorganization") shall include the merger (the "Merger") of Merger Sub C with and into the Company and, if applicable, the other transactions described below;

         WHEREAS, if the Omnipoint Reorganization is consummated prior to the consummation of the transactions contemplated by this Agreement, and the other conditions to the Reorganization specified in Article VII are satisfied or waived, in the Reorganization, Holding shall be Parent and shall acquire all of the common stock of the Company through the Merger, in which case the Merger will occur as part of and concurrently with or promptly after the Omnipoint Reorganization;

         WHEREAS, if the transactions contemplated by the Omnipoint Agreement are terminated or not consummated by the Omnipoint End Date (as defined herein), and the other conditions to the Reorganization specified in Article VII are satisfied or waived by the Omnipoint End Date, in the Reorganization, Holding shall be Parent and shall concurrently acquire (i) all of the common stock of the Company through the Merger and (ii) all of the common stock of VoiceStream through the VoiceStream Merger;

         WHEREAS, the respective Boards of Directors of VoiceStream, Holding, Merger Sub C and the Company have approved and declared advisable the Reorganization, upon the terms and subject to the conditions herein set forth whereby each issued and outstanding Series A Common Share, $1.00 par value, of the Company ("Company Series A Common Shares") and each issued and outstanding Common Share, $1.00 par value of the Company ("Company Common Shares" and together with the Company Series A Common Shares, "Company Common Stock"), other than shares of Company Common Stock owned directly or indirectly by Parent or the Company, will be converted into shares of Common Stock, $0.001 par value, of Parent ("Parent Common Stock") or, to the extent provided herein, cash;

         WHEREAS, the respective Boards of Directors of VoiceStream, Holding and the Company have determined that the Reorganization is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective stockholders;

         WHEREAS, for federal income tax purposes, it is intended that the Reorganization shall qualify as a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and/or as an exchange described in Section 351(a) of the Code;

         WHEREAS, VoiceStream, Holding, Merger Sub C and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Reorganization and also to prescribe various conditions to the Reorganization.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, VoiceStream, Holding, Merger Sub C and the Company hereby agree as follows:

                         Article I - The Reorganization

         Section 1.0 The Reorganization. (a) Holding has caused Merger Sub A, Merger Sub B and Merger Sub C to be organized for the purposes of effectuating the Omnipoint Merger, the VoiceStream Merger, and the Merger. Merger Sub A, Merger Sub B and Merger Sub C are collectively referred to as "Merger Subs".

         (b) If the Omnipoint Reorganization is consummated by the Omnipoint End Date, the Merger shall occur as specified herein as part of and concurrently with or promptly after the Omnipoint Reorganization.

         (c) If the transactions contemplated by the Omnipoint Agreement are terminated or not consummated by the Omnipoint End Date and the other conditions to the Reorganization specified in Article VII are satisfied or waived by the Omnipoint End Date, Holding shall concurrently acquire (i) all of the common stock of the Company through the Merger as specified herein, and (ii) all of the common stock of VoiceStream through the VoiceStream Merger as specified in this
Section 1.0(c). In such event, pursuant to Articles of Merger and a Plan of Merger, in a form to be mutually agreed upon by VoiceStream and the Company (sometimes hereinafter referred to collectively as the "Merger Document" or "Merger Documents"), upon the terms and subject to the conditions set forth in this Agreement and in the Merger
Documents:

                  (i) In the VoiceStream Merger, Merger Sub A shall be merged with and into VoiceStream in accordance with the applicable provisions of Washington law. VoiceStream shall be the surviving corporation in the VoiceStream Merger and shall continue its corporate existence under Washington law. As a result of the VoiceStream Merger, VoiceStream shall become a wholly owned Subsidiary of Holding. The effects and consequences of the VoiceStream Merger shall be as set forth in the VoiceStream Merger Documents.

                  (ii) The parties shall (i) file Merger Documents as are required by and executed in accordance with Washington law and (ii) make all other filings or recordings required under applicable Washington law.

                  (iii) In the case of this Section 1.0(c), the Effective Time shall be the later of (i) the date and time of the filing of the Merger Documents with respect to the VoiceStream Merger (or such other date and time as may be specified in such documents as may be permitted by Washington law) and (ii) the date and time of the filing of the Certificate of Merger (as defined below) with respect to the Merger (or such other date and time as may be specified in such certificate as may be permitted by Delaware law).

                  (iv) At the Effective Time, by virtue of the VoiceStream Merger and without any action on the part of any of the parties, each share of the common stock of Merger Sub A outstanding immediately prior to the Effective Time shall be converted into and shall become one share of common stock of the surviving corporation of the VoiceStream Merger.

                  (v) At the Effective Time, the one share of the capital stock of Holding issued to VoiceStream and outstanding immediately prior to the Effective Time shall be cancelled and cease to exist.

                  (vi) At the Effective Time, each share of VoiceStream Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of Holding Common Stock. Upon such conversion, all such shares of VoiceStream Common Stock shall be cancelled and cease to exist, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of shares of Holding Common Stock.

                  (vii) Notwithstanding the foregoing, VoiceStream Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Reorganization and has demanded appraisal for such shares in accordance with Washington law ("Dissenting Shares") shall not be converted into a right to receive shares of Holding Common Stock unless such holder fails to perfect, withdraws or otherwise loses its right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses its right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into a right to receive Holding Common Stock.

         (d) All representations, warranties and covenants of Parent are hereby made on a joint and several basis by VoiceStream and Holding.

         Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the DGCL, in the Reorganization, Merger Sub C shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Merger Sub C shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Merger Sub C and the Company in accordance with the DGCL.

         Section 1.2 Closing. Unless waived by Parent, the Company and Parent shall use their reasonable commercial efforts to cause the closing of the transactions contemplated by this Agreement (the "Closing") to take place concurrently with the closing of the Omnipoint Reorganization or as soon as practicable thereafter, subject to the satisfaction or waiver of the conditions set forth in Article VII. If the Omnipoint Reorganization does not take place, the Closing will take place at 10:00 a.m. on the fifth Business Day after satisfaction or waiver of the conditions set forth in Article VII, at the offices of Sidley & Austin, One First National Plaza, Chicago, Illinois 60603, or, at the request of Parent, at the offices of Sidley & Austin, 873 Third Avenue, New York, New York 10022, unless another date, time or place is agreed to in writing by the parties hereto. The date on which the Closing takes place is herein referred to as the "Closing Date."

         Section 1.3 Effective Time. The Merger shall become effective when a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the DGCL, is duly filed with the Secretary of State of the State of Delaware, or at such other time as Merger Sub C and the Company shall agree should be specified in the Certificate of Merger. Except as provided in Section 1.0(c)(iii), the term "Effective Time" shall mean the later of the date and time at which the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or such later time established by the Certificate of Merger. The filing of the Certificate of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions set forth herein.

         Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL.

         Section 1.5 Restated Certificate of Incorporation and By-laws; Officers and Directors. (a) The Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time as set forth on Annex A hereto. As so amended, such Restated Certificate of Incorporation shall be the Restated Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

         (b) The Restated By-laws of the Company, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time as set forth on Annex B. As so amended, such Restated By-laws shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided by the Restated Certificate of Incorporation of the Surviving Corporation or by applicable law.

         (c) Subject to Section 2.2 of the Investment Agreement, the directors of Merger Sub C immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the next annual meeting of stockholders (or the earlier of their resignation or removal) and until their respective successors are duly elected and qualified, as the case may be.

         (d) Subject to the Management Side Letter, the officers of Merger Sub C immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal and until their respective successors are duly elected and qualified, as the case may be.

Article II - Effect of the Merger on the Stock of the Constituent Corporations; Surrender of Certificates

         Section 2.1 Effect on Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of any of Sub, the Company or the holders of any securities of the Constituent Corporations:

         (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Merger Sub C shall be converted into and become one validly issued, fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation.

         (b) Treasury Stock and Parent Owned Stock. Each share of Company Common Stock that is owned by the Company or by any Subsidiary of the Company and each share of Company Common Stock that is owned by Parent, Merger Sub C or any other Subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

         (c) Conversion of Company Common Stock. Except as set forth in Item 2.1(c) of the Company Letter, as of the date hereof, no shares of Company Common Stock or Stock Equivalents were issued, reserved for issuance or outstanding. Each share of

Company Common Stock issued and outstanding (other than shares of Company Common Stock to be cancelled in accordance with Section 2.1(b)) shall be converted into
 .455 (the "Conversion Number") validly issued, fully paid and nonassessable shares of Parent Common Stock (the "Per Share Stock Consideration"); provided, that each share of Company Common Stock with respect to which an election to receive only cash has been effectively made by a Public Holder and not revoked or lost pursuant to Section 2.1(d) (a "Cash Election"), shall be converted into the right to receive $18.00 in cash, without interest (the "Per Share Cash Consideration"). Notwithstanding the foregoing, in the event that (i) the Omnipoint Agreement is terminated or the transactions contemplated by the Omnipoint Agreement are not consummated by the Omnipoint End Date and (ii) the Closing Date Market Price is less than $39.56, the Conversion Number shall be the amount determined by dividing $18.00 by the Closing Date Market Price, but shall not be greater than .50 or less than .455. In the event Investor exercises its right under Section 10.6 of the Investment Agreement ("Tag-Along Right"), the Operating Company Shares owned by Investor (as described in the Company Letter) shall be converted immediately prior to the Effective Time into such number of shares of Company Common Stock equal to the product of (i) such number of Operating Company Shares and (ii) the Exchange Rate, and the shares of
Company Common Stock obtained by Investor through such conversion shall be converted into shares of Parent Common Stock pursuant to the Merger. In the
event  Investor  does  not  exercise  its  Tag-Along   Right,   subject  to  the
authorization, execution and delivery of the Indemnity Agreement, Parent hereby agrees to accept and be bound by all of the rights of Investor and its Affiliates under the Investment Agreement and the Joint Venture Agreement. As of the Effective Time, all such shares of Company Common Stock shall be converted in accordance with this paragraph, and when so converted, shall no longer be outstanding and shall automatically be retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive (i) certificates representing the shares of Parent Common Stock into which such shares of Company Common Stock have been converted, (ii) any dividends and other distributions in accordance with Section 2.2(d) and (iii) any cash, without interest, to be paid in lieu of any fractional share of Parent Common Stock in accordance with Section 2.2(e).

         (d) Cash Election by Public Holders. Each person who, at the Effective Time, is a record holder of shares of Company Common Stock other than the Series A Stockholder, Investor (with respect to Operating Company Shares owned by Investor which are converted into Company Common Stock immediately prior to the Merger pursuant to the Tag-Along Right) and holders of shares of Company Common Stock to be cancelled as set forth in Section 2.1(b) (such eligible holders hereinafter being referred to as the "Public Holders"), shall have the right to submit an election form (the "Cash Election Form") specifying the number of shares of Company Common Stock that such person desires to have converted into the right to receive the Per Share Cash Consideration pursuant to the Cash Election. Any eligible record holder who fails properly to submit a Cash Election Form on or prior to the Election Deadline in accordance with the procedures set forth in this Section 2.1(d) shall be entitled to receive the Per Share Stock Consideration for each share of Company Common Stock registered in the name of such holder. Any Cash Election shall be validly made only if the Exchange Agent shall have received a Cash Election Form by 5:00 p.m., New York City time on the twentieth Business Day (the "Election Deadline") after the date on which the Letter of Transmittal and Cash Election Form are sent to the Public Holders pursuant to Section 2.2(b). For a Cash Election made by a Public Holder to be valid, a Cash Election Form properly completed and executed (with the signature or signatures thereon guaranteed to the extent required by the Cash Election Form) must be delivered by such holder accompanied by such holder's Certificates, or by an appropriate guarantee of delivery of such Certificates from a member of any registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States as set forth in such Cash Election Form. Any holder of Company Common Stock who has made an election by submitting an Election Form to the Exchange Agent may at any time prior to the Election Deadline change such holder's election by submitting a revised Cash Election Form and/or a Letter of Transmittal, properly completed and signed, that is received by the Exchange Agent prior to the Election Deadline. Any holder of Company Common Stock may at any time prior to the Election Deadline revoke such holder's election by written notice to the Exchange Agent received by the close of business on the day prior to the Election Deadline, in which event such holder shall be entitled to receive only the Per Share Stock Consideration with respect to each share of Company Common Stock registered in the name of such holder immediately prior to the Effective Time. Parent shall have the right to make reasonable rules (which will be described in the Cash Election Form), not inconsistent with the terms of this Agreement, governing the validity of Cash Election Forms and the procedures for making Cash Elections.

         (e) Adjustment of Conversion Number. Except in connection with the Omnipoint Agreement, in the event of any reclassification, stock split or stock dividend with respect to Parent Common Stock, any change or conversion of Parent Common Stock into other securities or any other dividend or distribution with respect to Parent Common Stock (other than normal quarterly cash dividends as the same may be modified from time to time in the ordinary course), or if a record date with respect to any of the foregoing should occur, prior to the Effective Time, appropriate and proportionate adjustments, if any, shall be made to the Conversion Number and the Per Share Cash Election Consideration, and thereafter all references in this Agreement to the Conversion Number and the Per Share Cash Election Consideration shall be deemed to be to the Conversion Number and the Per Share Cash Election Consideration, respectively, as so adjusted.

         Notwithstanding the foregoing, in the event of any amendment of the Omnipoint Agreement that would result in a reclassification, stock split, or stock dividend with respect to Parent Common Stock, any change or conversion of Parent Common Shares into other securities or any other dividend or distribution with respect to Parent Common Stock, appropriate and proportionate adjustments, if any, shall be made to the

Conversion Number and the Per Share Cash Election Consideration, and thereafter all references in this Agreement shall be deemed to be the Conversion Number and the Per Share Cash Election Consideration, respectively, as so adjusted.

         In the event  that the  aggregate  number of shares of  Company  Common
Stock and Stock Equivalents, not including shares issued or to be issued pursuant to the Debt/Equity Replacement Agreement and to TDS and Investor or shares which are or may be issued pursuant to Performance Options ("Adjusted Fully Diluted Shares") exceeds 85,839,161 shares as of the Effective Time, the Conversion Number shall be determined by dividing 39,056,818 by such number of Adjusted Fully Diluted Shares as of the Effective Time. The number of shares of Company Common Stock and Stock Equivalents for the purpose of such recalculation shall be determined in a manner consistent with the methodologies used in preparing Item 2.1(c) of the Company Letter including without limitation the shares of Company Common Stock actually outstanding and shares of Company Common Stock issuable (i) in exchange for the Operating Company Shares whether or not Investor exercises its Tag-Along Rights as set forth in Section 10.6 of the Investment Agreement, (ii) pursuant to Company Stock Options determined using the treasury stock method, (iii) pursuant to the Restricted Stock Plan regardless of whether payment for the Restricted Stock units is made in cash or Company Common Stock, (iv) pursuant to the Tax-Deferred Savings Plan, (v) pursuant to the Compensation Plan for Non-Employee Directors, and (vi) any other Company Common Stock and Stock Equivalents outstanding as of the Effective Time; provided, for the purpose of such recalculation the shares of Company Common Stock issued or issuable pursuant to Performance Options and the shares issued or issuable pursuant to the Debt/Equity Replacement Agreement and to TDS and Investor shall be disregarded for purpose of the recalculation. The Conversion Number shall be subject to further adjustment as provided in the third sentence of Section 2.1(c) in the event that the Omnipoint Agreement is terminated or the transactions contemplated by the Omnipoint Agreement are not consummated by the Omnipoint End Date, provided that the Conversion Number determined pursuant to this Section 2.1(e) shall be used in lieu of .455.

         Section 2.2 Surrender of Certificates. (a) Exchange Agent. ChaseMellon Shareholder Services LLC shall act as exchange agent in the Merger (the "Exchange Agent"). As and when needed, but no later than twenty-five Business Days after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of certificates (the "Company Certificates") which immediately prior to the Effective Time represented shares of Company Common Stock converted in the Merger, (i) certificates (the "Parent Certificates") representing the shares of Parent Common Stock issuable pursuant to Section 2.1(c) with respect to shares of Company Common Stock which have been converted into the right to receive Parent Common Stock (such shares of Parent Common Stock, together with cash in lieu of fractional shares and any dividends or distributions with respect thereto in accordance with Section 2.2(d) being hereinafter referred to as the "Stock Consideration Fund"), and (ii) cash with respect to shares of Company Common Stock with respect to which a Cash Election has been properly made and not withdrawn or lost (the "Cash Consideration Fund") (the Stock Consideration Fund and the Cash Consideration Fund are hereinafter referred to as the "Exchange Fund").

         (b) Exchange Procedure. As soon as reasonably practicable after the Effective Time, but no later than five Business Days after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a Company Certificate, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to a Company Certificate shall pass, only upon delivery of such Company Certificate to the Exchange Agent and shall be in a form and have such other provisions as Parent may reasonably specify), (ii) with respect to the Public Holders, the Cash Election Form and (iii) instructions for use in effecting the surrender of Company Certificates in exchange for the property described in the next sentence. Upon surrender for cancellation to the Exchange Agent of all Company Certificate(s) held by any holder of record of a Company Certificate, together with such letter of transmittal duly executed, such holder shall be entitled to receive in exchange therefor (x) the Per Share Cash Consideration if a Cash Election is properly and timely made or (y) a Parent Certificate (which shall not include any restrictive legends) representing the number of whole shares of Parent Common Stock into which the shares of Company Common Stock represented by the surrendered Company Certificate(s) shall have been converted at the Effective Time pursuant to Section 2.1(c), cash in lieu of any fractional share of Parent Common Stock in accordance with Section 2.2(e) and certain dividends and other distributions in accordance with Section 2.2(d); and the Company Certificate(s) so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the transfer records of the Company, cash or a Parent Certificate representing shares of Parent Common Stock may be paid to or issued in a name other than that in which the Company Certificate surrendered in exchange therefor is registered, if such Company Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of such Company Certificate or establish to the satisfaction of the Surviving Corporation that such Tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.2, each Company Certificate shall be deemed at any time after the Effective Time to represent only the right to receive (i) the Per Share Cash Consideration, subject to the delivery of a proper and timely Cash Election Form, or (ii)(A) certificates representing the shares of Parent Common Stock into which the shares of Company Common Stock represented by such Company Certificate have been converted, (B) any dividends and other distributions in accordance with Section 2.2(d) and (C) any cash, without interest, to be paid in lieu of any fractional share of Parent Common Stock in accordance with Section 2.2(e). Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

         (c) No Further Ownership Rights in Shares. All shares of Parent Common Stock issued and cash paid upon the surrender of Company Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.2(d) or Section 2.2(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Company Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II.

         (d) Dividends. No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, shall be paid to any person entitled by reason of the Merger to receive Parent Certificates, and no cash payment in lieu of any fractional share of Parent Common Stock shall be paid to any such person pursuant to Section 2.2(e), until such person shall have surrendered its Company Certificate(s) as provided in Section 2.2(b). Subject to applicable law, there shall be paid to each person receiving a Parent
Certificate: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such Parent Certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; and (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall the person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

         (e) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Company Certificates pursuant to this Article II; no dividend or other distribution by Parent and no stock split shall relate to any such fractional share; and no such fractional share shall entitle the record or beneficial owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any such fractional share, each holder of shares of Company Common Stock who would otherwise have been entitled thereto upon the surrender of Company Certificate(s) for exchange pursuant to this Article II (other than with respect to shares of Company Common Stock for which an effective Cash Election has been made) will be paid an amount in cash (without interest), rounded to the nearest whole cent, determined by multiplying (i) the per share closing price on the Nasdaq National Market System ("Nasdaq") of Parent Common Stock (as reported on the Nasdaq) on the date on which the Effective Time shall occur (or, if Parent Common Stock shall not trade on the Nasdaq on such date, the first day of trading in Parent Common Stock on the Nasdaq thereafter) by
(ii) the fractional share to which such holder would otherwise be entitled.

         (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to holders of Company Common Stock for twelve months after the Effective Time shall be delivered to Parent, upon demand, and any holders of Company Common Stock who have not theretofore complied with this
Article II and the instructions set forth in the letter of transmittal mailed to such holders after the Effective Time shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) for payment of cash pursuant to the Cash Election or shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to such shares of Parent Common Stock to which they are entitled.

         (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.


           Article III - Representations and Warranties of the Company

         The Company represents and warrants to Parent and Merger Sub C as follows:

         Section 3.1 Organization. The Company and each of its Subsidiaries (collectively, the "Company Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has requisite corporate power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority has not had and would not reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Reorganization. The Company and each of the Company Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Reorganization. The Company has delivered to Parent complete and correct copies of its Restated Certificate of Incorporation and By-laws and has made available to Parent the Certificate of

Incorporation and By-laws (or similar organizational documents) of each of the Company Subsidiaries.

         Section 3.2 Subsidiaries. Item 3.2 of the Company Letter lists each Company Subsidiary and any Investment Entities. All of the outstanding shares of capital stock of each Company Subsidiary that is a corporation have been validly issued and are fully paid and nonassessable. Except as set forth in Item 3.2 of the Company Letter, all of the outstanding shares of capital stock of each Subsidiary of the Company are owned by the Company, by Subsidiaries of the Company or by the Company and Subsidiaries of the Company, free and clear of all Liens. Except as set forth in Item 3.2 of the Company Letter, (i) the Company and its Subsidiaries have no on-going obligations, agreements, commitments, rights, understandings or arrangements with respect to any Investment Entities, including funding obligations; and (ii) all Investment Interests are owned by the Company or its Subsidiaries free and clear of all Liens. Except as set forth in Item 3.2 of the Company Letter and except for the capital stock owned by the Company in its Subsidiaries, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other ownership interest in any corporation, partnership, joint venture, limited liability company or other entity.

         Section 3.3 Capital Structure. The authorized capital stock of the Company consists of 60,000,000 Company Series A Common Shares, 100,000,000 Company Common Shares, 60,000,000 Series B Common Shares, $1.00 par value (the "Company Series B Common Shares") and 10,000,000 shares of Preferred Stock, $1.00 par value (the "Company Preferred Stock"). At the close of business on September 16, 1999, (i) no shares of Company Preferred Stock and no Series B Common Shares were outstanding, (ii) 40,000,000 Company Series A Common Shares and 31,930,588 Company Common Shares were issued and outstanding, (iii) no shares of Company Common Stock were held by the Company in treasury, (iv) 40,000,000 Company Common Shares were reserved for issuance upon conversion of the Company Series A Common Shares, (v) 2,960,480 Company Common Shares were reserved for issuance pursuant to outstanding stock options (the "Company Stock Options") to purchase Company Common Shares under the Company's 1996 Long- Term Incentive Plan (the "Company Long-Term Incentive Plan"), (vi) 456,000 Company Common Shares were reserved for issuance pursuant to the Company's Retention Restricted Stock Unit Plan (the "Restricted Stock Plan"), (vii) 114,514 Company Common Shares were reserved for issuance pursuant to the Tax Deferred Savings Plan, (viii) 6,056 Company Common Shares were reserved for issuance pursuant to the Company's Compensation Plan for Non-Employee Directors and (ix) as described in Item 3.2 of the Company Letter, Company Common Shares were reserved for issuance to the Investor in Aerial Operating Company, Inc. ("Operating Company"). Except as set forth above and in Item 3.2 and 3.3 of the Company Letter, and except for Company Common Shares which are reserved for issuance in exchange for shares of Company Series A Common Shares in accordance with the Company's Restated Certificate of Incorporation, as of the date hereof, no shares of Company Common Stock or shares of capital stock of any Subsidiary of the Company were issued, reserved for issuance or outstanding and there are no stock appreciation rights, phantom stock rights or other contractual rights the value of which is determined in whole or in part by the value of any capital stock ("Stock Equivalents") of the Company or any Subsidiary of the Company. Each outstanding share of Company Common Stock is, and each share of Company Common Stock which may be issued pursuant to the Company Benefit Plans and the other agreements and instruments listed above will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness of the Company or any Subsidiary of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the Company's stockholders may vote. Except as set forth above or in Item 3.3 of the Company Letter, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind obligating the Company or any of the Company Subsidiaries to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of capital stock or other voting securities or Stock Equivalents of the Company or of any of the Company Subsidiaries or obligating the Company or any of the Company Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

         Except as set forth in Item 3.3 of the Company Letter, as of the date of this Agreement, there are no outstanding contractual obligations of the Company or any of the Company Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of the Company Subsidiaries.

         Section 3.4 Authority. The Board of Directors of the Company, at a meeting duly called and held, duly adopted resolutions approving this Agreement, the Reorganization and the Stockholder Agreement, determining that the Reorganization, including the Merger, is fair to, and in the best interests of, the Company's stockholders and recommending that the Company's stockholders adopt this Agreement. The Company has requisite corporate power and authority to execute and deliver this Agreement and, subject to approval by the Company's stockholders of the Reorganization, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Reorganization and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to approval by the Company's stockholders of this Agreement and the Reorganization. This Agreement has been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery of this Agreement by Parent and Sub) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity.

         Section 3.5 Consents and Approvals; No Violations. Except as set forth in Item 3.5 of the Company Letter, except for filings, permits, authorizations, consents and approvals as may be required under the Securities Act, the Exchange Act, the Communications Act, the HSR Act, the DGCL, and under the rules, regulations and published decisions of the FAA, the FCC and state public utility or service commissions or similar agencies, and except as may be required in connection with the Transfer Taxes described in Section 6.11, neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the Restated
Certificate of Incorporation or By-laws of the Company or of the similar organizational documents of any of the Company Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Reorganization), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound,
(iv) violate any order, writ, judgment, injunction, decree, statute, rule or regulation applicable to the Company, any of the Company Subsidiaries or any of their properties or assets, or (v) result in the creation or imposition of any Lien on any asset of the Company or its Subsidiaries except in the case of clauses (iii), (iv) or (v) for violations, breaches or defaults that would not reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Reorganization.

         Section 3.6 SEC Documents and Other Reports. The Company has filed with the SEC all documents required to be filed by it since April 25, 1996 under the Securities Act or the Exchange Act (the "Company SEC Documents"). As of their respective filing dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date so filed, and at the time filed with the SEC none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as of their respective dates in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except in the case of the unaudited statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated
Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). The Company and its Subsidiaries have not made any material misstatements of fact, or omitted to disclose any fact, to any Government Entity or in any report, document or certificate filed therewith, which misstatements or omissions, individually or in the aggregate, could reasonably be expected to subject any material licenses or authorizations to revocation or failure to renew, except to the extent that such revocation or failure to renew would not have a Material Adverse Effect on the Company or the transactions contemplated by this Agreement.

         Section 3.7 Absence of Material Adverse Change.  Except as disclosed in
Item 3.7 of the Company Letter or in the documents filed by the Company with the SEC and publicly available prior to the date of this Agreement (the "Company Filed SEC Documents"), since December 31, 1998 the Company and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course, consistent with past practices, and there has not been (i) any Material Adverse Change with respect to the Company, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock or any redemption, purchase or other acquisition of any of its capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iv) any change in accounting methods, principles or practices by the Company affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

         Section 3.8 Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the Registration Statement or (ii) the proxy statement
(together with any amendments or supplements thereto, the "Joint Proxy Statement") relating to the Stockholders Meetings, will, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement, the time of the Stockholders Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meetings which has become false or misleading. The Registration Statement will comply (with respect to the Company) as to form in all material respects with the requirements of the Securities Act, and the Joint Proxy Statement will comply (with respect to the Company) as to form in all material respects with the requirements of the Exchange Act.

         Section 3.9 Permits; Compliance with Laws. (a) Each of the Company and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the suspension or cancellation of any of the Company Permits would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that would not reasonably be expected to have a Material Adverse Effect on the Company or prevent, or result in a material delay in, the consummation of the Reorganization.

                  (b)(i) The Company and each of its Subsidiaries holds, and is qualified and eligible to hold, all material licenses, permits and other authorizations issued or to be issued by the FCC to such entity for the operation of their respective businesses, all of which are set forth in Item 3.9(b)(i) of the Company Letter (the "Company FCC Licenses").

                  (ii) The Company FCC Licenses are valid and in full force and effect and neither the Company nor any of its Subsidiaries is or has been delinquent in payment on or in default under any installment obligation owed to the United States Treasury in connection with the Company FCC Licenses. As used herein, the term "full force and effect" means that (i) the orders issuing the Company FCC Licenses have become effective, (ii) no stay of effectiveness of such orders has been issued by the FCC, and (iii) the Company FCC Licenses have not been invalidated by any subsequent published FCC action.

                  (iii) All material reports and applications required by the Communications Act or required to be filed with the FCC by the Company or any of its Subsidiaries have been filed and are accurate and complete in all material respects.

                  (iv) The Company and its Subsidiaries are, and have been, in compliance in all material respects with, and the wireless communications systems operated pursuant to the Company FCC Licenses are and have been operated in compliance in all material respects with, the Communications Act.

                  (v)  There  is  not   pending  as  of  the  date   hereof  any
         application, petition, objection, pleading or proceeding with the FCC or any public service commission or similar body having jurisdiction or authority over the communications operations of the Company or any of its Subsidiaries which questions the validity of or contests any Company FCC License or which presents a substantial risk that, if accepted or granted, or concluded adversely, could result in (as applicable) the revocation, cancellation, suspension, dismissal, denial or any materially adverse modification of any Company FCC License or imposition of any substantial fine or forfeiture against the Company or any of its Subsidiaries except as set forth in Item 3.9(b)(v) of the Company Letter.

                  (vi) No facts are known to the Company or its Subsidiaries which if known by a Governmental Entity of competent jurisdiction would present a substantial risk that any Company FCC License could be revoked, cancelled, suspended or materially adversely modified or that any substantial fine or forfeiture could be imposed against the Company or any of its Subsidiaries.

         Section 3.10 Tax Matters. Except as set forth in Item 3.10 of the Company Letter or as would not have a Material Adverse Effect on the Company,
(i) the Company and each of its Subsidiaries have timely filed (after taking into account any extensions to file) all Tax Returns required to be filed by them either on a separate or combined or consolidated basis; (ii) all such Tax Returns are complete and accurate and disclose all taxes required to be paid for the periods covered thereby; (iii) the Company and its Subsidiaries have paid or caused to be paid all taxes shown as due on such Tax Returns and all Taxes for which no Tax Return was required to be filed, and the financial statements contained in the most recent Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements; (iv) none of the Company or any Subsidiary has waived in writing any statute of limitations in respect of Taxes; (v) the Tax Returns referred to in clause (i) relating to income Taxes have been examined by the appropriate taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) there is no action, suit, investigation, audit, claim or assessment pending or proposed in writing with respect to taxes of the Company or any of its Subsidiaries; (vii) there are no liens for Taxes upon the assets of the Company or any Subsidiary except for liens relating to current Taxes not yet due; (viii) all Taxes which the Company or any Subsidiary is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued on the books of the Company or such Subsidiary; (ix) none of the Company or any Subsidiary has been a member of any group of corporations filing Tax Returns on a consolidated, combined, unitary or similar basis other than each such group of which it is currently a member; (x) no deduction of any amount that would otherwise be deductible by the Company or any of its Subsidiaries with respect to taxable periods ending on or before the Effective Time could be disallowed under Section 162(m) of the Code; (xi) neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (a) in the two years prior to the date of this Agreement or (b) in a distribution which could otherwise constitute part of a "plan" or

"series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Reorganization; (xii) neither the Company nor any of its Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code; and (xiii) as a result of the Reorganization, neither the Company nor Parent will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

         Section 3.11 Liabilities. Except as set forth in the Company Filed SEC Documents or Item 3.11 of the Company Letter, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its Subsidiaries or in the notes thereto, other than liabilities and obligations incurred in the ordinary course of business since December 31, 1998 and liabilities which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company.

         Section 3.12 Benefit Plans; Employees and Employment Practices. (a) Except as disclosed in the Company Filed SEC Documents or Item 3.12(a) of the Company Letter, neither the Company nor any of its Subsidiaries has adopted or amended in any material respect any Company ERISA Benefit Plan since the date of the most recent audited financial statements included in the Company Filed SEC Documents. Except as set forth in Item 3.12(a) of the Company Letter, the Company does not have any commitment to create, adopt or contribute to any additional plan covering any active, former or retired employees of the Company. Except as disclosed in Item 3.12(a) of the Company Letter or in the Company Filed SEC Documents, as of the date of this Agreement, there exist no material employment, consulting, severance, bonus, incentive or termination agreements between the Company or any of its Subsidiaries and any current or former employee, officer or director of the Company or any of its Subsidiaries.

         (b) Item 3.12(b) of the Company Letter contains a list of all ERISA Benefit Plans sponsored by the Company or its ERISA Affiliates. None of the Company, any of its Subsidiaries, any officer of the Company or any of its Subsidiaries or any of the ERISA Benefit Plans has on or before the date of this Agreement engaged in a "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any ERISA Benefit Plan that could reasonably be expected to subject the Company, any of its Subsidiaries or any officer of the Company or any of its Subsidiaries to any material Tax on prohibited transactions imposed by Section 4975 of the Code or to any material liability under Section 502(i) or (l) of ERISA where the Tax or liability that would be reasonably expected to occur would have a Material Adverse Effect on the Company. Except as disclosed in Item 3.12(b) of the Company Letter, none of the Company, its Subsidiaries or any ERISA Affiliate has at any time during the five-year period preceding the date hereof contributed to any "multiemployer plan" (as defined in Section 3(37) of ERISA).

         (c) Except as disclosed in Item 3.12(c) of the Company Letter, and except for such matters as could not be reasonably expected to have a Material Adverse Effect on the Company, to the extent applicable, (i) each Company ERISA Benefit Plan complies with the requirements of ERISA and the Code, (ii) each Company ERISA Benefit Plan intended to be qualified under Section 401 (a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred since the date of that determination that could reasonably be expected to adversely affect the qualified status of such plan and its related trust is tax-exempt and has been so since its creation, and (iii) each Company ERISA Benefit Plan has been maintained and administered in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Company ERISA Benefit Plans.

         (d) Except as disclosed in Item 3.12(d) of the Company Letter, all material contributions, reserves or premium payments to the Company ERISA Benefit Plan, accrued to the date hereof have been made or provided for.

         (e) Except as disclosed in Item 3.12(e) of the Company Letter, and except for any liability as could not be reasonably expected to have a Material Adverse Effect on the Company, the Company has not incurred any liability under Subtitle C or D of Title IV of ERISA with respect to any "single- employer plan" within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by Company, or any entity which is considered one employer with Company under Section 4001 of ERISA.

         (f) Except as disclosed in Item 3.12(f) of the Company Letter, the Company has no obligation for retiree health and life benefits under any Company ERISA Benefit Plan, except as required to avoid excise taxes under Section 4980(B) of the Code and the terms of the Company ERISA Benefit Plans permit the Company to amend or terminate such Company ERISA Benefit Plans without incurring liability thereunder.

         (g) Except as disclosed in Item 3.12 (g) of the Company Letter, the Company has not engaged in, nor is it a successor or parent corporation to an entity that has engaged in a transaction described in Section 4069 of ERISA.

         (h) Except as disclosed in Item 3.12(h) of the Company Letter or the Company Filed SEC Documents, neither the Company nor any of its ERISA Affiliates has any current or projected liability in respect of post employment or post retirement welfare benefits for retired or former employees of the Company.

         (i) Except as disclosed in Item 3.12(i) of the Company Letter, no tax under Section 4980B of the Code has been incurred in respect of any Company ERISA Benefit Plan that is a group health plan, as defined in Section 5000(b)(1) of the Code.

         (j) Except as disclosed in Item 3.12(j) of the Company Letter, as of the date of this Agreement there is no pending dispute, arbitration, claim, suit or grievance involving a Company Benefit Plan (other than routine claims for benefits payable under any such Company Benefit Plan) that would reasonably be expected to have a Material Adverse Effect on the Company.

         (k) Item 3.12(k) of the Company Letter contains a list setting forth the name and current annual salary and other compensation payable to each Significant Employee, and the profit sharing, bonus or other form of additional compensation paid or payable by the Company or its Subsidiaries to or for the benefit of each such person for the current fiscal year. Except as set forth in
Item 3.12(k) of the Company Letter, there are no oral or written contracts, agreements or arrangements obligating the Company or any of its Subsidiaries to increase the compensation or benefits presently being paid or hereafter payable to any Significant Employees or any oral employment or consulting or similar arrangements regarding any Significant Employee which are not terminable without liability on thirty days' or less prior notice and lists all written employment and consulting agreements with respect to any Significant Employee. The Company has provided true and correct copies of all employment agreements listed on Item 3.12(k). Except for severance obligations to Significant Employees set forth in
Item 3.12(k) of the Company Letter, there is not due or owing and there will not be due and owing at the Effective Time to any Significant Employees, any sick pay, severance pay (whether arising out of the termination of a Significant Employee prior to, on, or subsequent to the Effective Time), compensable time or pay, including salary, commission and bonuses, personal time or pay or vacation time or vacation pay attributable to service rendered on or prior to the Effective Time. Except as disclosed in Item 3.12(k) of the Company Letter and other than claims made in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $500,000 neither the Company nor any of its Subsidiaries have any liability arising out of claims made or suits brought (including workers' compensation claims and claims or suits for contribution to, or indemnification of, third parties, occupational health and safety, environmental, consumer protection or equal employment matters) for injury, sickness, disease, discrimination, death or termination of employment of any Significant Employee, or other employment matter to the extent attributable to an event occurring or a state of facts existing on or prior to the Effective Time.

         (l) The Company and each of its Subsidiaries (i) is in compliance with all applicable Federal and state laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees, except where the failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect on the Company or any of its Subsidiaries or their financial condition or business; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Company Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, except as would reasonably be expected to not have a Material Adverse Effect on the

Company; and (iv) (other than routine payments to be made in the normal course of business and consistent with past practice) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, Social Security or other benefits for Company Employees.

         (m) Except as disclosed in Item 3.12(m) of the Company Letter, as of the date of this Agreement there are no material controversies, strikes, work stoppages or disputes pending between the Company or any of its Subsidiaries and any current or former employees, and no organizational effort by any labor union or other collective bargaining unit currently is under way with respect to any employee, which in any such case would reasonably be expected to have a Material Adverse Effect on the Company. None of the Company or any of its Subsidiaries is a party to a collective bargaining agreement. Except as set forth in Item 3.12(m) of the Company Letter, there is no, and there is not threatened, any labor dispute, grievance or litigation relating to labor, safety or discrimination matters involving any Company Employee including charges of unfair labor practices or discrimination complaints, which, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. There has been no engagement in any unfair labor practices by the Company or its Subsidiaries within the meaning of the National Labor Relations Act which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

         Section 3.13 Litigation. Except with respect to the matters addressed in Annex E hereto or as disclosed in Item 3.13 of the Company Letter or in the Company Filed SEC Documents, as of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to the Company's knowledge, threatened, against the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Reorganization. Except as disclosed in Item 3.13 of the Company Letter or in the Company Filed SEC Documents, neither the Company nor any of its Subsidiaries is subject to any outstanding judgment, order, writ, injunction or decree that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Reorganization.

         Section 3.14 Environmental Matters. Except as set forth in the Company Filed SEC Documents or in Item 3.14 of the Company Letter, neither the Company nor any of its Subsidiaries has (i) not been in compliance with any Environmental Laws or Environmental Permits, except for such non-compliance as, taken individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company or its Subsidiaries; (ii) stored, released or disposed of any Hazardous Substances on, under or at any of the Company's or any of its Subsidiaries' properties or any other properties, other than in a manner that would not, in all such cases taken individually or in the aggregate, reasonably be expected to result in a Material Adverse

Effect on the Company, (iii) any knowledge of the presence of any Hazardous Substances that have been released into the environment on, under or at any of the Company's or any of its Subsidiaries' properties other than that which would not reasonably be expected to result in a Material Adverse Effect on the Company, or (iv) received any written notice (A) of any violation of any applicable Environmental Law that has not been resolved or settled with the relevant Governmental Entity and with respect to which there are no continuing material obligations, (B) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation, (C) by any Governmental Entity requiring remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' properties or any other properties, (D) alleging noncompliance by the Company or any of its Subsidiaries with the terms of any permit required under any Environmental Law in any manner reasonably likely to require material expenditures or to result in material liability that has not been resolved or settled and with respect to which there are no continuing material obligations or (E) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of its Subsidiaries' properties or any other properties, except in each case for the notices set forth in Item 3.14 of the Company Letter and except in each case for notices that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Company.

         Section 3.15 Section 203 of DGCL. Under the Company's Restated Certificate of Incorporation, Section 203 of the DGCL is inapplicable to the Reorganization, this Agreement and the Stockholder Agreement and, accordingly, neither such Section nor, to the knowledge of the Company, any other antitakeover or similar statute or regulation applies to any such transactions. To the knowledge of the Company, no other "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under U.S. federal or state laws applicable to the Company apply to this Agreement or any of the transactions related thereto.

         Section 3.16 Intellectual Property. Item 3.16 of the Company Letter sets forth a complete list of all Intellectual Property Rights. Except as set forth in the Company Filed SEC Documents or in Item 3.16 of the Company Letter, the Intellectual Property Rights consist solely of items and rights which are:
(i) owned by the  Company or its  Subsidiaries,  (ii) in the public  domain,  or
(iii) rightfully used by Company or its Subsidiaries pursuant to a license, and, with respect to Intellectual Property Rights owned by the Company or its Subsidiaries, the Company or its Subsidiaries own the entire right, title and interest in and to such Intellectual Property Rights free and clear of any Liens. The Company and its Subsidiaries have all rights in the Intellectual Property Rights necessary to carry out the current and anticipated future (up to the Closing) activities of the Company and its Subsidiaries. The Intellectual Property Rights do not infringe on any proprietary right of any Person. No claims (x) challenging the validity, effectiveness, or ownership by the Company or its Subsidiaries of any of the Intellectual Property Rights, or (y) to the effect that the Intellectual Property Rights infringe or will infringe on any intellectual property or other proprietary right of any person have been asserted or, to the Company's knowledge, are threatened by any person nor to the Company's knowledge are there any valid grounds for any bona fide claim of any such kind. To the best of the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, employee or former employee of the Company or its Subsidiaries.

         Section 3.17 Opinion of Financial Advisor. The Company has received the opinion of Donaldson Lufkin & Jenrette Securities Corporation ("Company Financial Advisor"), dated the date hereof, to the effect that, as of the date hereof, the consideration to be received in the Reorganization by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a copy of which opinion has been delivered to Parent.

         Section 3.18 Brokers. Except for the Company Financial Advisor and Wasserstein Perella & Company, Inc., the financial advisor to the Special Committee of the Board of Directors of the Company, the fees and expenses of each of which will be paid by the Company (and are reflected in agreements with the Company, true and correct copies of which have been furnished to Parent), no broker, investment banker, financial advisor or other person, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

         Section 3.19 Tax Status. To the knowledge of the Company after due investigation, neither the Company nor any of its Affiliates has taken any action or failed to take any action which action or failure would jeopardize the qualification of either the Merger or the VoiceStream Merger as a reorganization within the meaning of Section 368(a) of the Code and/or as part of a transaction described in Section 351(a) of the Code. To the knowledge of the Company after due investigation, there are no facts or circumstances relating to the Company or its Affiliates, including any covenants or undertakings of the Company pursuant to this Agreement, that would prevent Sidley & Austin from delivering the opinion referred to in Section 7.2(b) as of the date hereof.

         Section 3.20 Contracts. Except as set forth in the Company Filed SEC Documents or in Item 3.20 of the Company Letter, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) or any agreement, contract or commitment the loss or termination of which would have a Material Adverse Effect on the Company; (ii) any non-competition agreement or any other agreement or obligation which materially limits or will materially limit the Company or any of its Subsidiaries from engaging in the business of providing wireless communications services or from developing wireless communications technology anywhere in the world; or (iii) any management agreement, technical services agreement or other agreement whereby the Company or any of its Subsidiaries is provided or is required to provide management or technical services to any other Person. With such exceptions as, individually or in the aggregate, have not had, and would not be reasonably expected to have, a Material Adverse Effect on the Company or its Subsidiaries,
(x) each of the contracts, agreements and commitments of the Company or its Subsidiaries is valid and in full force and effect and (y) neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such contract, agreement or commitment. To the knowledge of the Company, no counterparty to any such contract, agreement or commitment has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time, or both would constitute a default or other breach under the provisions of, such contract, agreement or commitment, except for defaults or breaches which, individually or in the aggregate, have not had, or would not reasonably be expected to have, a Material Adverse Effect on the Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, or otherwise a guarantor of or liable with respect to, any interest rate, currency or other swap or derivative transaction, other than any such transactions which are not material to the business of the Company or its Subsidiaries. The Company has provided or made available to Parent a copy of each agreement described in item
(i), (ii) and (iii) above.

         Section 3.21 Vote Required. The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby is the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

         Section 3.22 Transactions with Affiliates.  Except as described in Item
3.22 of the Company Letter or the Company Filed SEC Documents, no Affiliate of the Company nor any stockholder, officer, director, partner, member, consultant or employee of any thereof, is at the date hereof a party to any transaction with the Company or any of its Subsidiaries, including any contract or arrangement providing for the furnishing of services to or by, providing for rental of real or personal property (including intellectual property) to or from, or otherwise requiring payments to or from the Company or any of its Subsidiaries, or any Affiliate thereof.


          Article IV - Representations and Warranties of Parent and Sub

         Parent and Merger Sub C represent and warrant to the Company as follows:

         Section 4.1 Organization. Parent, Sub, Merger Sub A, Merger Sub B and each of Parent's Subsidiaries (collectively, the "Parent Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has requisite corporate or other organizational power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority has not had and would not reasonably be expected to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Reorganization. Each of Parent and Merger Sub C is duly qualified or licensed to do business and in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not reasonably be expected to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Reorganization.

         Section 4.2 Ownership of Merger Subs. All of the outstanding shares of capital stock of each Merger Sub have been validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock of each Merger Sub are owned by Holding.

         Section 4.3 Capital Structure. The authorized capital stock of Holding consists of 400,000,000 shares of common stock, par value $0.001 per share ("Holding Common Stock"), of which one share has been issued to VoiceStream at a price of $2.00 as of the date hereof, and 5,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding as of the date hereof. The authorized capital stock of VoiceStream consists of 300,000,000 shares of VoiceStream common stock ("VoiceStream Common Stock") and 50,000,000 shares of VoiceStream preferred stock ("VoiceStream Preferred Stock"). As of the close of business on September 15, 1999, (i) there were outstanding 95,765,505 shares of VoiceStream Common Stock (inclusive of all shares of restricted stock granted under any compensatory plans or arrangements); (ii) 7,600,000 shares of VoiceStream common Stock had been authorized pursuant to the VoiceStream stock option plan (the "VoiceStream Option Plan"), of which 4,590,542 shares are issued and outstanding; (iii) 1,000,000 shares of VoiceStream Common Stock had been authorized pursuant to the VoiceStream employee stock purchase plan (the "VoiceStream ESPP"), of which 158,092 shares have been issued; (iv) 200,000 shares of VoiceStream Common Stock had been authorized under the VoiceStream executive restricted stock plan (the "VoiceStream ERSP"), of which no shares have been issued; (v) no phantom shares or stock units had been issued under any stock option, compensation or deferred compensation plan or arrangement with respect to VoiceStream Common Stock; and (vi) there were outstanding no VoiceStream warrants for VoiceStream Common Stock and no shares of VoiceStream Preferred Stock. Each outstanding share of VoiceStream Common Stock is, and each share of VoiceStream Common Stock which may be issued pursuant to the VoiceStream ESPP or VoiceStream ERSP will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no outstanding bonds, debentures, notes or other indebtedness of Parent or any Subsidiary of Parent having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which Parent's stockholders may vote. Except for this Agreement, as set forth above or in Item
4.3 of the Parent Letter, as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind obligating Parent or any of the

Parent Subsidiaries to issue, deliver or sell or create, or cause to be issued, delivered or sold or created, additional shares of capital stock or other voting securities or Stock Equivalents of Parent or of any of the Parent Subsidiaries or obligating Parent or any of the Parent Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.

         As of the date of this Agreement, there are no outstanding contractual obligations of Parent or any of the Parent Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of the Parent Subsidiaries.

         Section 4.4 Authority. The Board of Directors of Parent, at a meeting duly called and held, duly adopted resolutions approving this Agreement, the Reorganization and the Stockholder Agreement, determining that the Reorganization, including the Merger, and the issuance (the "Parent Share Issuance") of shares of Parent Common Stock in accordance with the Reorganization, is fair to, and in the best interests of, Parent's stockholders. The Board of Directors of Merger Sub C has declared the Reorganization advisable and approved this Agreement. Parent and Merger Sub C have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Parent and Merger Sub C and the consummation by Parent and Merger Sub C of the Reorganization and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub C subject, in the case of Parent, to the approval of the Reorganization and the Parent Share Issuance by Parent's stockholders. This Agreement has been duly executed and delivered by Parent and Merger Sub C and (assuming the valid authorization, execution and delivery of this Agreement by the Company) constitutes the valid and binding obligation of each of Parent and Merger Sub C enforceable against each of them in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) is subject to general principles of equity. The Parent Share Issuance, the filing of a registration statement on Form S-4 with the SEC by Parent under the Securities Act of 1933, as amended, for the purpose of registering the shares of Parent Common Stock to be issued in connection with the Reorganization (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") have been duly authorized by Parent's Board of Directors.

         Section 4.5 Consents and Approvals; No Violations. Except as set forth in Item 4.5 of the Parent Letter, except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, the Communications Act, the HSR Act, the DGCL, and under the rules, regulations and published decisions of the FAA, the FCC and state public utility or service commissions or similar agencies, and except as may be required in connection with the Transfer Taxes described in Section 6.11, neither the execution, delivery or performance of this Agreement by Parent and Merger Sub C nor the consummation by Parent and Merger Sub C of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or By-laws of Parent and Sub, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not reasonably be expected to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Reorganization), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound,
(iv) violate any order, writ, judgment, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, or (v) result in the creation or imposition of any Lien on any asset of the Company or its Subsidiaries except in the case of clauses
(iii), (iv) or (v) for violations, breaches or defaults that would not reasonably be expected to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Reorganization.

         Section 4.6 SEC Documents and Other Reports. Parent has filed with the SEC all documents required to be filed by it since December 31, 1998 under the Securities Act or the Exchange Act (the "Parent SEC Documents"). As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, each as in effect on the date so filed, and at the time filed with the SEC none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as of their respective dates in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except in the case of the unaudited statements, as permitted by Form 10-Q under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Parent and its Subsidiaries have not made any material misstatements of fact, or omitted to disclose any fact, to any Government Entity or in any report, document or certificate filed therewith, which misstatements or omissions, individually or in the aggregate, could reasonably be expected to subject any material licenses or authorizations to revocation or failure to renew, except to the extent that such revocation or failure to renew would not have a Material Adverse Effect on Parent or the transactions contemplated by this Agreement.

         Section 4.7 Absence of Material Adverse Change.  Except as disclosed in
Item 4.7 of the Parent Letter or in the documents filed by Parent with the SEC and publicly available prior to the date of this Agreement (the "Parent Filed SEC Documents"), since December 31, 1998 Parent and its Subsidiaries have conducted their respective businesses in all material respects only in the ordinary course, consistent with past practices, and there has not been (i) any Material Adverse Change with respect to Parent, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to its capital stock (other than regular quarterly cash dividends) or any redemption, purchase or other acquisition of any of its capital stock, (iii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iv) any change in accounting methods, principles or practices by Parent affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles.

         Section 4.8 Information Supplied. None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in (i) the Registration Statement or (ii) the Joint Proxy Statement, will, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or in the case of the Joint Proxy Statement, at the time of the mailing of the Joint Proxy Statement, the time of the Stockholders Meetings and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meetings which has become false or misleading. The Registration Statement will comply (with respect to Parent) as to form in all material respects with the requirements of the Securities Act and the Joint Proxy Statement will comply (with respect to Parent) as to form in all material respects with the requirements of the Exchange Act.

         Section 4.9 Permits; Compliance with Laws. (a) Each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, charters, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Parent or any of its Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Parent Permits"), except where the failure to have any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the knowledge of Parent, threatened, except where the suspension or cancellation of any of the Parent Permits would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent. The businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations that would not reasonably be expected to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Reorganization.

                  (b)(i) Parent and each of its Subsidiaries holds, and is qualified and eligible to hold, all material licenses, permits and other authorizations issued or to be issued by the FCC to such entity for the operation of their respective businesses, all of which are set forth in Item 4.9(b)(i) of Parent Letter (the "Parent FCC Licenses").

                  (ii) Parent FCC Licenses are valid and in full force and effect and neither Parent nor any of its Subsidiaries is or has been delinquent in payment on or in default under any installment obligation owed to the United States Treasury in connection with Parent FCC Licenses. As used herein, the term "full force and effect" means that
         (i) the orders  issuing the Parent FCC Licenses have become  effective,
         (ii) no stay of effectiveness of such orders has been issued by the FCC, and (iii) the Parent FCC Licenses have not been invalidated by any subsequent published FCC action.

                  (iii) All material reports and applications required by the Communications Act or required to be filed with the FCC by Parent or any of its Subsidiaries have been filed and are accurate and complete in all material respects.

                  (iv) Parent and its Subsidiaries are, and have been, in compliance in all material respects with, and the wireless communications systems operated pursuant to Parent FCC Licenses are and have been operated in compliance in all material respects with, the Communications Act.

                  (v)  There  is  not   pending  as  of  the  date   hereof  any
         application, petition, objection, pleading or proceeding with the FCC or any public service commission or similar body having jurisdiction or authority over the communications operations of Parent or any of its Subsidiaries which questions the validity of or contests any Parent FCC License or which presents a substantial risk that, if accepted or granted, or concluded adversely, could result in (as applicable) the revocation, cancellation, suspension, dismissal, denial or any materially adverse modification of any Parent FCC License or imposition of any substantial fine or forfeiture against Parent or any of its Subsidiaries except as set forth in Item 4.9(b)(v) of Parent Letter.

                  (vi) No facts are known to Parent or its Subsidiaries which if known by a Governmental Entity of competent jurisdiction would present a substantial risk that any Parent FCC License could be revoked, cancelled, suspended or materially adversely modified or that any substantial fine or forfeiture could be imposed against Parent or any of its Subsidiaries.

         Section 4.10 Tax Matters. Except as set forth in Item 4.10 of the Parent Letter or as would not have a Material Adverse Effect on Parent, (i) Parent and each of its Subsidiaries have timely filed (after taking into account any extensions to file) all Tax Returns required to be filed by them either on a separate or combined or consolidated basis; (ii) all such Tax Returns are complete and accurate and disclose all Taxes required to be paid for the periods covered thereby; (iii) Parent and its Subsidiaries have paid or caused to be paid all Taxes shown as due on such Tax Returns and all Taxes for which no Tax Return was required to be filed, and the financial statements contained in the most recent Parent SEC Documents reflect an adequate reserve for all Taxes payable by Parent and its Subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements; (iv) none of Parent or any Subsidiary has waived in writing any statute of limitations in respect of Taxes; (v) the Tax Returns referred to in clause (i) relating to income taxes have been examined by the appropriate taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired; (vi) there is no action, suit, investigation, audit, claim or assessment pending or proposed in writing with respect to Taxes of Parent or any of its Subsidiaries; (vii) there are no liens for Taxes upon the assets of Parent or any Subsidiary except for liens relating to current Taxes not yet due; (viii) all Taxes which Parent or any Subsidiary is required by law to withhold or to collect for payment have been duly withheld and collected, and have been paid or accrued on the books of Parent or such Subsidiary; (ix) none of Parent or any Subsidiary has been a member of any group of corporations filing Tax Returns on a consolidated, combined, unitary or similar basis other than each such group of which it is currently a member; (x) no deduction of any amount that would otherwise be deductible by Parent or any of its Subsidiaries with respect to taxable periods ending on or before the Effective Time could be disallowed under Section 162(m) of the Code; (xi) neither Parent nor any of its Subsidiaries is a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code; and
(xii) as a result of the Reorganization, Parent will not be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

         Section 4.11 Liabilities. Except as set forth in the Parent Filed SEC Documents, to the knowledge of Parent, neither Parent nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Parent and its Subsidiaries or in the notes thereto, other than liabilities and obligations incurred in the ordinary course of business since December 31, 1998 and liabilities which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent.

         Section 4.12 Litigation. Except as disclosed in Item 4.12 of the Parent Letter or in the Parent Filed SEC Documents, as of the date of this Agreement, there is no suit, action, proceeding or investigation pending or, to Parent's knowledge, threatened, against Parent or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to have a
Material Adverse Effect on Parent or prevent or materially delay the consummation of the Reorganization. Except as disclosed in Item 4.12 of the Parent Letter or in the Parent Filed SEC Documents, neither Parent nor any of its Subsidiaries is subject to any outstanding judgment, order, writ, injunction or decree that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent or prevent or materially delay the consummation of the Reorganization.

         Section 4.13 State Takeover Statutes. To the knowledge of Parent, no state antitakeover statute or similar statute or regulation applicable to Parent is applicable to this Agreement or the transactions contemplated hereby. To the knowledge of Parent, no other "control share acquisition," "fair price," "moratorium" or other antitakeover laws or regulations enacted under U.S. federal or state laws applicable to Parent apply to this Agreement or any of the transactions related thereto.

         Section 4.14 Brokers. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by Parent (and are reflected in an agreement between Goldman, Sachs & Co. and Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

         Section 4.15 Tax Status. To the knowledge of Parent after due investigation, neither Parent nor any of its Affiliates has taken any action or failed to take any action which action or failure would jeopardize the qualification of either the Merger or the VoiceStream Merger as a reorganization within the meaning of Section 368(a) of the Code and/or as part of a transaction described in Section 351(a) of the Code. To the knowledge of Parent after due investigation, there are no facts or circumstances relating to Parent or its Affiliates, including any covenants or undertakings of the Company pursuant to this Agreement, that would prevent Jones, Day, Reavis & Pogue from delivering the opinion referred to in Section 7.3(b) as of the date hereof.

         Section 4.16 Interim Operations of Sub. Merger Sub C was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         Section 4.17 Vote Required. The only vote of the holders of any class or series of capital stock of Parent necessary to approve this Agreement and the transactions contemplated hereby is (i) with respect to the transactions contemplated by Sections 1.0(b) or 1.0(c), the affirmative vote of the holders of two-thirds of the outstanding shares of Parent Common Stock and (ii) with respect to the Parent Share Issuance, the affirmative vote of the holders of a majority of the outstanding shares of Parent Common Stock.

         Section 4.18 Transactions with Affiliates.  Except as described in Item
4.18 of Parent Letter or the Parent SEC Documents, no Affiliate of Parent nor any stockholder, officer, director, partner, member, consultant or employee of any thereof, is at the date hereof a party to any transaction with Parent or any of its Subsidiaries, including any contract or arrangement providing for the furnishing of services to or by, providing for rental of real or personal property (including intellectual property) to or from, or otherwise requiring payments to or from Parent or any of its Subsidiaries, or any Affiliate thereof.

         Section 4.19 Opinion of Goldman, Sachs & Co. Parent has received the oral opinion of Goldman, Sachs & Co. on the date hereof to the effect that, as of the date hereof, the consideration to be paid by Parent in the Reorganization is fair to the Parent's stockholders from a financial point of view.


              Article V - Covenants Relating to Conduct of Business

         Section 5.1 Conduct of Business by the Company Pending the Reorganization. During the period from the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, in all material respects, except as contemplated by this Agreement, carry on its business in the ordinary course as currently conducted. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement (including the Annexes hereto) or as disclosed in the Company Letter, during such period, the Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent:

         (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, or redeem or repurchase, any of its capital stock or other equity interest, except for dividends by a Subsidiary of the Company to its parent or (ii) split, combine or reclassify any of its capital stock or other equity interest or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

         (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock or other equity interest, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, other than the issuance of shares of Company Common Stock under the Company Long-Term Incentive Plan, Company Restricted Stock Plan or Tax Deferred Savings Plan in the ordinary course or pursuant to the Investment Agreement;

         (c) amend its Restated Certificate of Incorporation or By-laws or other similar organizational documents;

         (d) acquire, or agree to acquire, in a single transaction or in a series of related transactions, any business or assets, other than (i) transactions that are in the ordinary course of business, and which involve individually or in the aggregate a purchase price not in excess of $5,000,000 and (ii) capital expenditures described in paragraph (e) below;

         (e) make or agree to make any new capital expenditure other than expenditures contemplated by the Company's capital budget for fiscal 1999 and expenditures not in excess of the dollar amount included in the Company's business plan for fiscal 2000;

         (f) sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any of its assets, other than transactions that are in the ordinary course of business and which involve assets having a current value not in excess of $5,000,000 individually or in the aggregate;

         (g) increase the salary or wages payable or to become payable to its directors, officers or employees, except for increases required under employment agreements existing on the date hereof, and except for increases for officers and employees in the ordinary course of business consistent with past practices; or enter into any employment or severance agreement with, or establish, adopt, enter into or amend, or make any grants or awards under, any bonus, profit sharing, thrift, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination or severance plan, agreement, policy or arrangement for the benefit of, any director, officer or employee, except, in each case, in the ordinary course of business consistent with past practices (including those with respect to the timing and amount of, and persons entitled to, grants and awards), or as may be required by the terms of any such plan, agreement, policy or arrangement or to comply with applicable law;

         (h) except as may be required as a result of a change in law or in generally accepted accounting principles, make any change in its method of accounting or its fiscal year;

         (i) enter into, modify in any material respect, amend in any material respect or terminate any material contract or agreement to which the Company or any of its Subsidiaries is a party, or waive, release or assign any material rights or claims, in each case, in any manner adverse to the Company or any of its Subsidiaries;

         (j) amend any term of any of its outstanding securities in any material respect;

         (k) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization;

         (l) incur, assume or guarantee any material Indebtedness other than pursuant to agreements in effect on the date hereof and listed in the Company Letter;

         (m) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than Liens incurred in the ordinary course of business or to secure Indebtedness or other obligations permitted by this Agreement;

         (n) create, incur, assume or suffer to exist any obligation whereby the Company or its Subsidiaries guarantees any Indebtedness, leases, dividends or other obligations of any third party;

         (o) make any loan, advance or capital contributions to or investment in
any  Person,  other  than  loans,   advances  or  capital  contributions  to  or
investments in its wholly owned Subsidiaries;

         (p) enter into any agreement or arrangement that materially limits or otherwise materially restricts the Company, any of its Subsidiaries or any of their respective Affiliates or any successor thereto or that could, after the Effective Time, limit or restrict Parent, any of its Subsidiaries, the Surviving Corporation or any of their Affiliates, from engaging in the business of providing wireless communications services or developing wireless communications technology anywhere in the world or otherwise from engaging in any other business;

         (q)   settle,   or  propose  to  settle,   any   material   litigation,
investigation, arbitration, proceeding or other claim;

         (r) make any material tax election or enter into any settlement or compromise of any material tax liability;

         (s) take any action, other than as expressly permitted by this Agreement, that would make any representation or warranty of the Company hereunder inaccurate in any material respect at the Effective Time; or

         (t) enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

         Section 5.2 Conduct of Business by Parent Pending the Reorganization. During the period from the date of this Agreement until the Effective Time, except as contemplated by this Agreement or the Omnipoint Agreement, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed):

         (a) amend its articles or certificate of incorporation, bylaws or other applicable governing instrument;

         (b) amend any terms of the shares of Parent Common Stock in any material respect;

         (c) split, combine, subdivide or reclassify any shares of Parent Common Stock or declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of Parent Common Stock, except for (i) regular quarterly cash dividends, (ii) regular dividends on any future series of preferred stock pursuant to the terms of such securities, or (iii) dividends paid by any Parent Subsidiary to Parent or any Parent Subsidiary that is, directly or indirectly, wholly owned by Parent;

         (d) take any action that would or would reasonably be expected to prevent, impair or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement;

         (e) change (i) its methods of accounting or accounting practices in any material respect except as required by concurrent changes in generally accepted accounting principles or by law or (ii) its fiscal year;

         (f) enter into or acquire any new line of business that (i) is material to Parent and (ii) is not strategically related to the current business or operations of Parent;

         (g) agree or commit to do any of the foregoing;

provided, however, that nothing herein shall preclude or restrict Parent from consummating the transactions contemplated by the Omnipoint Agreement.

         Section 5.3 No Solicitation. (a) From the date hereof until the termination hereof, the Company will not, and will cause its Affiliates, and the officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors of the Company and its Affiliates, not to, directly or indirectly: (i) take any action to solicit, initiate, facilitate or encourage the submission of any Acquisition Proposal; (ii) other than in the ordinary course of business and not related to an Acquisition Proposal, engage in any discussions or negotiations with, or disclose any non-public information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person who is known by the Company to be considering making, or has made, an Acquisition Proposal; (iii) (A) approve any transaction under Section 203 of the Delaware Law or (B) approve of any Person's becoming an "interested stockholder" under Section 203 of Delaware Law or (iv) enter into any agreement with respect to an Acquisition Proposal. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from complying with Rule 14e-2 and Rule 14d-9 under the 1934 Act with regard to an Acquisition Proposal; provided, that the Board of Directors of the Company shall not recommend that the stockholders of the Company tender their shares in connection with a tender offer except to the extent the Board of Directors of the Company by a majority vote determines in its good faith judgment that such a recommendation is required to comply with the fiduciary duties of the Board of Directors of the Company to shareholders under applicable Delaware Law, after receiving the advice of outside legal counsel.

         (b) The Company will notify Parent promptly (but in no event later than 24 hours) after receipt by the Company (or any of its advisors) of any Acquisition Proposal, or of any request (other than in the ordinary course of business and not related to an Acquisition Proposal) for non-public information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person who is known to be considering making, or has made, an Acquisition Proposal. The Company shall provide such notice orally and in writing and shall identify [the Person making, and] the terms and conditions of, any such Acquisition Proposal or request. The Company shall keep Parent fully informed, on a prompt basis (but in any event no later than 24 hours), of the status and details of any such Acquisition Proposal or request. The Company shall, and shall cause its Subsidiaries and the directors, employees and other agents of the Company and the Company Subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted prior to the date hereof with respect to any Acquisition Proposal.

         Section 5.4 Third Party Standstill Agreements. Subject to the fiduciary responsibilities of the Board of Directors of the Company, during the period from the date of this Agreement through the Effective Time, the Company shall enforce and shall not terminate, amend, modify or waive any standstill provision of any confidentiality or standstill agreement between the Company and other parties entered into prior to the date hereof in connection with the process conducted by the Company to solicit acquisition proposals for the Company.

         Section 5.5 Disclosure of Certain Matters; Delivery of Certain Filings. The Company shall promptly advise Parent orally and in writing if there occurs, to the knowledge of the Company, any change or event which results in the executive officers of the Company having a good faith belief that such change or event has resulted in or is reasonably likely to result in a Material Adverse Effect on the Company or prevent or materially delay the consummation of the Reorganization. Parent shall promptly advise the Company orally and in writing if there occurs, to the knowledge of Parent, any change or event which results in the executive officers of Parent having a good faith belief that such change or event has resulted in or is reasonably likely to result in a Material Adverse Effect on Parent. The Company shall provide to Parent, and Parent shall provide to the Company, copies of all filings made by the Company or Parent, as the case may be, with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

         Section 5.6 Tax Status. During the period from the date of this Agreement through the Effective Time, each of Parent, the Company and their respective Affiliates shall use its reasonable best efforts (i) to cause each of the Merger and the VoiceStream Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code and/or as part of a transaction described in Section 351(a) of the Code and (ii) to obtain the opinions of counsel referred to in Section 7.2(b) and Section 7.3(b), including the execution of the tax certificates referenced therein.


                       Article VI - Additional Agreements

         Section 6.1 Employee Benefits. (a) Parent shall take all necessary action so that each person who is an employee of the Company or any of its Subsidiaries as of the Effective Time (including each such person who is on vacation, temporary layoff, approved leave of absence, sick leave or short- or long-term disability) (a "Retained Employee") shall remain an employee of the Company or the Surviving Corporation or a Subsidiary of the Company or of the Surviving Corporation, as the case may be, immediately following the Effective Time. If any person who (a) is receiving, as of the Effective Time, long-term disability benefits and (b) was employed by Aerial or any of its Subsidiaries immediately before becoming eligible to receive long-term disability benefits ceases to be totally and permanently disabled and is able to return to employment, Parent shall take all necessary action so that, to the extent required by law, such person becomes an employee of the Company or the Surviving Corporation or a Subsidiary of the Company or of the Surviving Corporation, as the case may be. Prior to the Effective Time, TDS and the Company shall enter into an Employee Benefit Plans Separation Agreement whereby certain TDS employee benefit plans in which the Company participates shall be spun-off to allow the Company to become the sole sponsor. The terms of the Employee Benefit Plans Separation Agreement shall provide, inter alia, for the termination (without the establishment of any similar plan) of the Company's participation in the Telephone and Data Systems, Inc. Wireless Companies' Pension Plan and Telephone and Data Systems, Inc. Supplemental Executive Retirement Plan. Parent shall not be subject to any liability with respect to the Telephone and Data Systems, Inc. Wireless Companies' Pension Plan. Parent shall take all necessary action so that each employee benefit plan maintained by the Company or any of its Subsidiaries immediately before the Effective Time shall be continued immediately following the Effective Time. Parent shall take all necessary action so that, throughout the period beginning at the Effective Time and ending on September 30, 2000, the Company, the Surviving Corporation and their Subsidiaries will provide for each Retained Employee and former employee of the Company and its Subsidiaries, a level of employee benefits and aggregate compensation that is substantially comparable in the aggregate with that provided by the Company immediately prior to the Effective Time. Parent shall take all necessary action so that each Retained Employee shall after the Effective Time continue to be credited with the unused vacation and sick leave credited to such employee through the Effective Time under the applicable vacation and sick leave policies of the Company and its Subsidiaries, and Parent shall permit or cause the Company, the Surviving Corporation and their Subsidiaries to permit such employees to use such vacation and sick leave.

Parent shall take all necessary action so that, for all purposes under each employee benefit plan maintained by Parent or any of its Subsidiaries in which employees or former employees of the Company and its Subsidiaries become eligible to participate upon or after the Effective Time, each such person shall be given credit for all service with the Company and its Subsidiaries (or all service credited by the Company or its Subsidiaries) to the same extent as if rendered to Parent or any of its Subsidiaries. As of the Effective Time, the Company will have no Company Benefit Plans except for those Company Benefit Plans listed in Items 3.12(a) and 3.12(b) of the Company Letter. Item 6.1(a) of the Company Letter contains a true and complete list of each director, officer and employee of the Company and its Subsidiaries holding options under any Company Benefit Plan, and the dollar or share amounts thereof.

                  (b) Except as otherwise provided in this Section or in Section 6.2, nothing in this Agreement shall be interpreted as limiting the power of the Surviving Corporation to amend or terminate any particular Company Benefit Plan or any other particular employee benefit plan, program, agreement or policy or as requiring the Surviving Corporation to offer to continue (other than as required by its terms) any written employment contract or to continue the employment of any specific person, provided, however, that no such termination or amendment may take away benefits or any other payments already accrued as of the time of such termination or amendment without the consent of such person, except as allowed by law.

                  (c) As of the Effective Time and subject to the applicable time limitations contained herein, Parent shall honor or cause to be honored by the Company, the Surviving Corporation and their Subsidiaries all employment agreements, bonus agreements, severance agreements and non-competition agreements with the persons who are directors, officers and employees of the Company and its Subsidiaries.

                  (d) Without limitation of Parent's or the Company's obligations under any existing employment agreement, bonus agreement, severance agreement or non-competition agreement, Parent shall maintain, or shall cause the Company and the Surviving Corporation to maintain, the Company's bonus programs through at least September 30 of the calendar year in which the Reorganization is consummated, with bonuses to be paid to each Retained Employee still employed at such time participating thereunder at the greater of (A) such employee's target level and (B) the bonus such employee would have earned under the applicable Company bonus program if the transactions contemplated by this Agreement had not occurred, in all events on a basis consistent with past practice, and in either case prorated on the basis of the portion of the calendar year elapsed as of the time of termination of the relevant bonus program.

                  (e) Parent shall, or shall cause the Company and the Surviving Corporation to, (A) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the Retained Employees and former employees of the Company and its Subsidiaries under any welfare or fringe benefit plan in which such employees and former employees may be eligible to participate after the Effective Time, other than limitations or waiting periods that are in effect with respect to such employees and that have not been satisfied under the corresponding welfare or fringe benefit plan maintained by the Company for the Retained Employees and former employees prior to the Effective Time, and (B) provide each Retained Employee and former employee with credit under any welfare plans in which such employee or former employee becomes eligible to participate after the Effective Time for any co-payments and deductibles paid by such Retained Employee or former employee for the then current plan year under the corresponding welfare plans maintained by the Company prior to the Effective Time.

         Section 6.2 Options; Restricted Stock Awards. (a) Prior to the Effective Time, the Board of Directors of the Company (or the Stock Option Compensation Committee of the Board of Directors) shall adopt such resolutions or shall take such other actions as may be required, with respect to Company Stock Options and Company Restricted Stock Units, to specifically approve the transactions contemplated by this Section 6.2. The Company shall use reasonable efforts to obtain any necessary consents of the holders of such Company Stock Options and Company Restricted Stock Units to effect this Section 6.2.

         (b) At the Effective Time, each Company Stock Option which is outstanding immediately prior to the Effective Time pursuant to any Company Stock Plan shall become and represent an option to purchase the number of shares of Parent Common Stock (a "Substitute Option") determined by multiplying the number of Company Common Shares subject to such Company Stock Option immediately prior to the Effective Time by the Conversion Number, at an exercise price per share of Parent Common Stock (increased to the nearest whole cent) equal to the exercise price per Company Common Share subject to such Company Stock Option immediately prior to the Effective Time divided by the Conversion Number. All other terms and conditions applicable to the Company Stock Options, including vesting, shall remain unchanged with respect to the Substitute Options. No fractional shares of Parent Common Stock will be issued upon the exercise of Substitute Options. In lieu of such issuance, the shares of Parent Common Stock issued pursuant to the terms of this Agreement shall be rounded to the closest whole share of Parent Common Stock. After the Effective Time, except as otherwise provided in this Section 6.2, each Substitute Option shall be exercisable upon the same terms and conditions as were applicable to the related Company Stock Option immediately prior to the Effective Time, after giving effect to the resolutions and other actions described in this Section 6.2. Not later than ten days following the Effective Time, Parent shall file a registration statement on Form S-8 or otherwise included in an existing registration statement with respect to the shares of Parent Common Stock to be issued upon exercise of the Substitute Options and shall use its best efforts to maintain the effectiveness of such registration statement for so long as the Substitute Options shall remain outstanding.

         (c) Pursuant to the Company Restricted Stock Plan, as of the date of approval by the stockholders of the Company of this Agreement, each Company Restricted Stock Unit shall become fully vested and each holder of a Company Restricted Stock Unit shall be entitled to receive from the Company a payment in an amount equal to the Fair Market Value (as defined by the Restricted Stock Unit Plan) of such Restricted Stock Unit determined on such vesting date. Such payment shall be made in cash or Company Common Shares, as determined in the sole discretion of the Chairman of the Company.

         Section 6.3 Company Stockholders Meeting. (a) The Company shall call a meeting of the holders of Company Common Stock (the "Company Stockholders Meeting") to be held as promptly as practicable for the purpose of voting upon the Reorganization. Except as provided below, the Board of Directors of each party shall recommend approval and adoption of this Agreement and the transactions contemplated hereby by its respective stockholders and Parent and the Company shall each take all lawful action to solicit such approval, including timely mailing of the Proxy Statement/Prospectus. The Board of Directors of the Company shall be permitted to withdraw, or modify in a manner adverse to Parent, its recommendation to its stockholders, but only if (i) the Board of Directors of the Company determines in good faith by majority vote of all directors entitled to vote on the approval of this Agreement, on the basis of the advice of the Company's outside counsel that it is required under Delaware law to take such action in order for the Board of Directors to comply with its fiduciary duties under applicable Delaware Law, (ii) the Company shall have delivered to Parent three Business Days' prior written notice advising Parent that it intends to take such action and the Company's Board of Directors has considered any proposed changes to this Agreement (if any) proposed by Parent and (iii) the Company has fully and completely complied with Section 5.3 and this Section. Unless this Agreement is previously terminated in accordance with Section 8.1, the Company shall submit this Agreement to its stockholders at the meeting required to be called and held pursuant to this Section 6.3(a), even if the Company's Board of Directors determines at any time after the date hereof that it is no longer advisable or recommends that its stockholders reject it.

         (b) Parent shall call a meeting of its stockholders (the "Parent Stockholder Meeting" and, together with the Company Stockholder Meeting, the "Stockholder Meetings"), to be held as promptly as practicable for the purpose of voting upon the Reorganization and Parent Share Issuance. Unless waived by the Company, Parent shall use its reasonable commercial efforts to cause the Parent Stockholder Meeting to be coordinated with and held at the same time and place as the vote of the Parent Stockholders, as defined below, with respect to the Omnipoint Agreement. Parent shall, though its Board of Directors, recommend to the holders of Parent Common Stock approval of the Reorganization and Parent Share Issuance. Unless this Agreement is previously terminated in accordance with Section 8.1, Parent shall submit the Reorganization and Parent Share Issuance to its stockholders at the meeting required to be called and held pursuant to this Section 6.3(a), even if Parent's Board of Directors determines at any time after the date hereof that it is no longer advisable or recommends that its stockholders reject it.

         (c) The Company and Parent shall coordinate and cooperate with respect to the timing of the Stockholder Meetings and shall use their reasonable commercial efforts to hold such meetings on the same day. Parent shall use its reasonable best efforts to cause the record date for the Parent Stockholder Meeting to be set as of a date prior to the consummation of the transactions contemplated by the Omnipoint Agreement.

         Section 6.4 Preparation of the Registration Statement and Joint Proxy Statement. The Company and Parent shall promptly prepare and file with the SEC the Joint Proxy Statement and Parent shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Unless waived by the Company, the Company and Parent shall use their reasonable commercial efforts to cause the Joint Proxy Statement to be combined with the proxy statement of Parent and Omnipoint relating to the Omnipoint Agreement. Each of the Company and Parent shall use its reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any reasonable action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in connection with the Reorganization and upon any exercise of the Substitute Options. The Company shall furnish all information concerning the Company and the holders of shares of Company Common Stock as may be reasonably requested by Parent in connection with any such action. Parent shall notify the Company promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Registration Statement or the Joint Proxy Statement or for additional information and will supply the Company with copies of all correspondence between Parent or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement or the Reorganization. If at any time prior to the Company Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Registration Statement or the Joint Proxy Statement, each of Parent and the Company shall promptly prepare and mail to the stockholders of the Company and Parent such an amendment or supplement. Parent and the Company shall cooperate in the preparation of the Registration Statement, the Joint Proxy Statement or any amendment or supplement thereto.

         Section 6.5 Comfort Letters. (a) The Company shall use reasonable efforts to cause to be delivered to Parent "comfort" letters of Arthur Andersen LLP, the Company's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to Parent and the Company, in form and substance reasonably satisfactory to Parent and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this

Agreement.

         (b) Parent shall use reasonable efforts to cause to be delivered to the Company "comfort" letters of Arthur Andersen LLP, Parent's independent public accountants, dated the date on which the Registration Statement shall become effective and as of the Effective Time, and addressed to the Company and Parent, in form and substance reasonably satisfactory to the Company and as is reasonably customary in scope and substance for letters delivered by independent public accountants in connection with transactions such as those contemplated by this Agreement.

         Section 6.6 Access to Information. Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which the Company is subject and subject to the terms of the Reciprocal Non-Disclosure and Confidentiality Agreement dated December 28, 1998, between Series A Stockholder on behalf of itself and its Affiliates, including the Company, and Parent, as the same may be amended, supplemented or modified (the "Confidentiality Agreement"), (a) the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and to the officers, employees, accountants, counsel and other representatives of Parent all reasonable access, during normal business hours during the period prior to the Effective Time, to all their respective lenders, agents and other representatives, properties, assets, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to Parent all information concerning its business, properties and personnel as Parent may reasonably request, including a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal or state securities laws or the federal Tax laws and
(b) Parent shall, and shall cause each of its Subsidiaries to, afford to the Company and to the officers, employees, accountants, counsel and other representatives of the Company all reasonable access, during normal business hours during the period prior to the Effective Time, to all their respective properties, books, contracts, commitments and records and, during such period, Parent shall (and shall cause each of its Subsidiaries to) furnish promptly to the Company all information concerning its business, properties and personnel as the Company may reasonably request, including a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the federal or state securities laws or the federal Tax laws.

         Section 6.7 Compliance with the Securities Act. (a) No later than thirty days following the date of this Agreement, the Company shall cause to be prepared and delivered to Parent a list identifying all persons who, at the time of the Company Stockholders Meeting, may be deemed to be an "affiliate" of the Company, as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use reasonable efforts to cause each person who is identified as a Rule 145 Affiliate in such list (except Series A Stockholder and Investor) to deliver to Parent on or prior to the Effective Time a written agreement, in a form to be approved by the parties hereto, that such Rule 145 Affiliate shall not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to such Rule 145 Affiliate in connection with the Reorganization, except pursuant to an effective registration statement or in compliance with such Rule 145 or another exemption from the registration requirements of the Securities Act.

         (b) Prior to the Effective Time, the Board of Directors of Parent (or the committee of the Board of Directors of Parent composed solely of two or more "Non- Employee Directors," as that term is defined in Rule 16b-3(b)(3)(i) under the Exchange Act, administering the stock plans of Parent) shall adopt such resolutions or shall take such other actions as are required to specifically approve the acquisitions of Parent Common Stock and Substitute Options at the Effective Time, as contemplated by Sections 2.1(c) and 6.2, by directors, officers or employees of the Company who may become directors or officers of Parent, such approvals to be given for the purpose of exempting such acquisitions under Rule 16b-3 under the Exchange Act, it being acknowledged that such approvals shall not adversely affect Parent's ability subsequently to determine that any such person has not in fact become a director or officer of Parent.

         Section 6.8 Stock Exchange Listings. Parent shall use reasonable efforts to be included on Nasdaq, upon notification of issuance, the shares of Parent Common Stock to be issued in connection with the Reorganization and upon any exercise of the Substitute Options.

         Section 6.9 Fees and  Expenses.  (a) Except as  provided  below in this
Section 6.9, all fees and expenses incurred in connection with the Reorganization, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Reorganization is consummated.

         (b) In the event that  Parent  terminates  this  Agreement  pursuant to
Section 8.1(c)(i) or Section 8.1(e), the Company shall pay, or cause to be paid, in same day funds to Parent within five (5) Business Days of such termination, $40,000,000 (the "Termination Fee").

         Section 6.10 Public Announcements. Parent and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, fiduciary duties or by obligations pursuant to any listing agreement with any national securities exchange.

         Section 6.11 Real Estate Transfer Tax. Parent and the Company agree that either the Surviving Corporation or the Company (without any liability to any of the Company's stockholders) will pay any state or local Tax which is attributable to the transfer of the beneficial ownership of the Company's or its Subsidiaries' real property, if any (collectively, the "Transfer Taxes"), and any penalties or interest with respect to the Transfer Taxes, payable in connection with the consummation of the Reorganization. The Company agrees to cooperate with Parent in the filing of any returns with respect to the Transfer Taxes, including supplying in a timely manner a complete list of all real property interests held by the Company and its Subsidiaries and any information with respect to such property that is reasonably necessary to complete such returns. The portion of the consideration allocable to the real property of the Company and its Subsidiaries shall be determined by Parent in its reasonable discretion. To the extent permitted by law, the Company's stockholders shall be deemed to have agreed to be bound by the allocation established pursuant to this Section 6.11 in the preparation of any return with respect to the Transfer Taxes.

         Section 6.12 State Takeover Laws. If any "fair price" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

         Section 6.13 Indemnification; Directors and Officers Insurance. (a) Parent shall, or shall cause the Surviving Company to, continue to provide all rights to indemnification or exculpation, existing in favor of a director, officer, employee or agent (an "Indemnified Person") of the Company or any of its Subsidiaries (including, without limitation, rights relating to advancement of expenses and indemnification rights to which such persons are entitled because they are serving as a director, officer, agent or employee of another entity at the request of the Company or any of its Subsidiaries), as provided in the Restated Certificate of Incorporation of the Company, the By-laws of the Company or any indemnification agreement, in each case, as in effect on the date of this Agreement, and relating to actions or events through the Effective Time, and such rights to indemnification shall survive the Reorganization and shall continue in full force and effect, without any amendment thereto; provided, however, that neither Parent nor the Surviving Corporation shall be required to indemnify any Indemnified Person in connection with any proceeding (or portion thereof) to the extent involving any claim initiated by such Indemnified Person unless the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of the Company or unless such proceeding is brought by an Indemnified Person to enforce rights under this Section 6.13; provided further that any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the DGCL, the Restated Certificate of Incorporation of the Company, the By-laws of the Company or any such agreement, as the case may be, shall be made by independent legal counsel selected by Parent and reasonably acceptable to such Indemnified Person; and provided further that nothing in this Section 6.13 shall impair any rights of any Indemnified Person. Without limiting the generality of the preceding sentence, in the event that any Indemnified Person becomes involved in any actual or threatened action, suit, claim, proceeding or investigation after the Effective Time relating to actions prior to the Effective Time, Parent shall, or shall cause the Surviving Corporation to, promptly advance to such Indemnified Person his or her legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Person of an undertaking to reimburse all amounts so advanced in the event of a non-appealable determination of a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

         (b) Subject to the prior written approval by Parent, which shall not be unreasonably withheld, prior to the Effective Time, the Company shall have the right to obtain and pay for in full a "tail" coverage directors' and officers' liability insurance policy ("D&O Insurance") covering a period of not more than six years after the Effective Time and providing coverage in amounts and on terms consistent with the Company's existing D&O Insurance. In the event the Company does not obtain such insurance, Parent shall cause the Surviving Corporation to continue to provide D&O Insurance relating to actions or events through the Effective Time (through Series A Stockholder or directly with an insurance carrier), for a period of not more than six years after the Effective Time; provided, that the Surviving Corporation may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; provided further that if the existing D&O Insurance expires or is cancelled during such period, Parent or the Surviving Corporation shall make reasonable commercial efforts to obtain substantially similar D&O Insurance; and provided further that the Company shall not be required to expend, in order to maintain or procure an annual D&O Insurance policy, an amount in excess of 200% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

         (c) The provisions of this Section 6.13 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives and shall be binding upon the successors and assigns of Parent, the Company and the Surviving Company.

         Section 6.14 Best Efforts. (a) Subject to the provisions hereof, each of the Company, Parent and Merger Sub C agrees to use best efforts to consummate and make effective, in the most expeditious manner practicable, the Reorganization and the other transactions contemplated by this Agreement; provided, however, that neither Parent nor any of its Subsidiaries shall be required, nor, without the consent of Parent, shall the Company or its Subsidiaries be permitted, to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to the Company, Parent or any of their Subsidiaries or any material portion of the assets of the Company, Parent or any of their Subsidiaries or any of the business, product lines, or assets of the Company, Parent or any of their Subsidiaries. Without limiting the foregoing, (i) each of the Company, Parent and Merger Sub C agrees to use best efforts to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements that may be imposed on itself with respect to the Reorganization (which actions shall include furnishing all information required under the HSR Act and all actions required in connection with approvals of or filings with the FCC, state public utility or service commissions or similar agencies and any other Governmental Entity) and shall promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Reorganization and (ii) each of the Company, Parent and Merger Sub C shall, and shall cause its Subsidiaries to, use best efforts to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, the FCC, state public utility or service commissions or similar agencies and any other Governmental Entity or other public or private third party required to be obtained or made by Parent, Sub, the Company or any of their Subsidiaries in connection with the Reorganization or the taking of any action contemplated thereby or by this Agreement. Notwithstanding anything to the contrary contained in this Agreement, in connection with any filing or submission required or action to be taken by Parent, the Company or any of its respective Subsidiaries to consummate the Reorganization or the other transactions contemplated in this Agreement, the Company shall not, without Parent's prior written consent, commit to any divestiture of assets or businesses of the Company and its Subsidiaries if such divested assets and/or businesses are material to the assets or profitability of the Company and its Subsidiaries taken as a whole.

         (b) As promptly as practicable after the execution and delivery of this Agreement, Parent and the Company shall prepare all appropriate applications for FCC approval, and such other documents as may be required, with respect to the transfer of control of the Company and Parent to Holding Company (collectively, the "FCC Applications"). Not later than the tenth Business Day following execution and delivery of this Agreement, the Company and Parent will exchange with each other their respective completed portions of the FCC Applications. Not later than the fifteenth Business Day following the execution and delivery of this Agreement, the Company and Parent shall file, or cause to be filed, the FCC Applications. If the Effective Time shall not have occurred for any reason within any applicable initial consummation period, and neither the Company nor Parent shall have terminated this Agreement pursuant to Section 8.1, Parent and the Company shall jointly request one or more extensions of the consummation period of such grant. No party hereto shall knowingly take, or fail to take, any action if the intent or reasonably anticipated consequence of such action or failure to act is, or would be, to cause the FCC not to grant approval of the FCC Applications or delay either such approval or the consummation of the transfer of control of the Company. Parent and the Company shall each pay one-half (1/2) of any FCC fees, if applicable, in connection with the filing or granting of approval of the FCC Applications. Each of Parent and the Company shall bear its own expenses in connection with the preparation and prosecution of the FCC Applications. Parent and the Company shall each use all commercially reasonable efforts to prosecute the FCC Applications in good faith and with due diligence before the FCC and in connection therewith shall take such action or actions as may be necessary or reasonably required in connection with the FCC Applications, including furnishing to the FCC any documents, materials or other information requested by the FCC in order to obtain such FCC approval as expeditiously as practicable.

         (c) Promptly after the date hereof, Parent and the Company (as may be required pursuant to the HSR Act) will complete all documents required to be filed with the Federal Trade Commission and the Department of Justice in order to comply with the HSR Act and, not later than 20 Business Days after the date hereof, together with the Persons who are required to join in such filings, shall file the same with the appropriate Governmental Entities. Parent and the Company shall each pay one-half (1/2) of any fees that may be payable in connection with the filing pursuant to the HSR Act. Parent and the Company shall promptly furnish all materials thereafter required by any of the Governmental Entities having jurisdiction over such filings. and shall take all reasonable actions and shall file and use all reasonable efforts to have declared effective or approved all documents and notifications with any such Governmental Entities, as may be required under the HSR Act or other federal antitrust laws for the consummation of the Transactions and any other transactions contemplated hereby.

         (d) Each of the Company and Parent shall promptly notify the other of:

                  (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

                  (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

                  (iii) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be reasonably be expected to cause any representation or warranty made by it and contained herein to be untrue or inaccurate in any material respect at any time during the period commencing on the date hereof and ending at the Effective Time;

                  (iv) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.14(d) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice;

                  (v) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge threatened against such party which, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.13, in the case of the Company, or
         Section 4.12, in the case of Parent, or which relate to the consummation of the Transactions; and

                  (vi) any event, condition or state of facts which could have a Material Adverse Effect on such party.

         Section 6.15 Certain Litigation. The Company agrees that it shall not settle any litigation commenced after the date hereof against the Company or any of its directors by any stockholder of the Company relating to the Reorganization, this Agreement or the Stockholder Agreement without the prior written consent of Parent, which consent shall not be unreasonably withheld or delayed.

         Section 6.16 Transition Services Agreement. Parent, Company and Series A Stockholder shall enter into the Transition Services Agreement in the form attached hereto as Annex C on or prior to the Effective Time.

         Section 6.17 Registration Rights Agreement. Parent and Series A Stockholder shall enter into the Registration Rights Agreement in the form attached hereto as Exhibit A to the Stockholder Agreement on or prior to the Effective Time.

         Section 6.18 Investor Claim. Matters relating to the investment and claim by the Investor are set forth on Annex E hereto.

         Section 6.19 Intercompany Service Agreements. Each of the following agreements ("Intercompany Service Agreements") and, except as provided in the Transition Services Agreement or in this Agreement, all other agreements between the Company and its Subsidiaries, on the one hand, and Series A Stockholder and its Subsidiaries (other than the Company and its Subsidiaries) on the other hand, shall be terminated as of the Effective Time and, as provided in Section 6.23, all amounts due from one party to another thereunder shall be settled in cash on or prior to the Effective Time:

                           (i)        Cash Management Agreement;

                           (ii)       Insurance Cost Sharing Agreement;

                           (iii)      Intercompany Agreement;

                           (iv)       Exchange Agreement;

                           (v)        Employee Benefit Plan Agreement; and

                           (vi)       Company Registration Rights Agreement.

         Following such termination, except as otherwise provided in this Agreement or the Transition Services Agreement, the Company and Series A Stockholder shall release each other with respect to any Loss relating to or arising from the foregoing agreements and all amounts due thereunder on and after the Effective Time.

         Section 6.20 Revolving Credit Agreement. On the date of this Agreement, the Company, Operating Company, Series A Stockholder and Parent shall enter into the Debt/Equity Replacement Agreement attached hereto as Annex F.

         Section 6.21 Series A and B Notes. Prior to the Effective Time, Parent shall, with the assistance of the Company, acquire all of the Series A Notes and Series B Notes. Any investment banking firm engaged in connection with such acquisition shall be selected by the Series A Stockholder subject to the consent of Parent (including such investment banking firm's fees and expenses), which shall not be unreasonably withheld. Unless otherwise determined pursuant to the preceding sentence, the parties hereto agree that Credit Suisse First Boston Corporation ("CSFB") shall be engaged to assist Parent in acquiring the Series A Notes and Series B Notes. Parent shall bear the fees and expenses of acquiring the Series A Notes and Series B Notes (including the fees and reasonable expenses of counsel and of CSFB or other investment banking firm selected pursuant to this Section), and shall be responsible for and pay any make-whole premium (the "Make-Whole Premium"), to the extent the amount of the Make-Whole Premium is less than or equal to the difference (the "Parent Cost") between the Redemption Present Value and accreted value of the Notes on the date such Notes are acquired. The Redemption Present Value of the Notes shall be computed by CSFB in accordance with standard market practice, and shall equal the present value of the redemption price of such Notes corresponding to the earliest Optional Redemption Date, as defined in the Series A Indenture and the Series B Indenture (November 1, 2001 in the case of the Series A Notes and February 1, 2003 in the case of the Series B Notes), discounted from such date to the date of acquisition, using a discount rate equal to a comparable Treasury rate with respect to such Note plus 50 basis points. Series A Stockholder shall be responsible for and shall pay the amount of any Make-Whole Premium in excess of the Parent Cost. Following the acquisition of the Series A Notes and Series B Notes, on or prior to the Effective Time, Series A Stockholder shall be released and discharged in full from the Series A Guaranty and the Series B Guaranty and such guarantees shall be terminated.

         Section 6.22 Nokia Credit Agreement. At the Effective Time, Parent shall cause all obligations, including accrued interest, under the Nokia Credit Agreement to be repaid in full and the Nokia Credit Agreement and the Nokia Guaranty shall be terminated, or Parent shall obtain an amendment to the Nokia Credit Agreement (including the substitution of Parent as guarantor thereunder and the release and discharge in full of the Series A Stockholder's obligations under the Nokia Guaranty), to permit the Reorganization to occur without resulting in a default under the Nokia Credit Agreement. Parent shall bear the expense of refinancing all borrowings under the Nokia Credit Agreement. Following such action, on or prior to the Effective Time, Series A Stockholder shall be released and discharged in full from the Nokia Guaranty.

         Section 6.23 Intercompany Accounts. All intercompany accounts payable, receivables, loans, including accrued interest and any penalties, accrued but unpaid guarantee fees and other intercompany accounts ("Intercompany Accounts") between the Company and its Subsidiaries, on the one hand, and Series A Stockholder and its Subsidiaries (other than the Company and its Subsidiaries), on the other hand, including amounts due from one party to another under the Intercompany Service Agreements, shall be settled and paid in cash on or prior to the Effective Time. To the extent necessary Parent shall advance funds to the Company on or prior to the Effective Time to permit the Company to settle all Intercompany Accounts with Series A Stockholder. The parties acknowledge and agree that the preparation of financial statements and accounts will necessarily require the parties to estimate the amounts of certain Intercompany Accounts and, accordingly, except as otherwise provided in the Transition Services Agreement, the parties agree that they will cooperate after the Effective Time to true-up such estimates considering actual experience or information learned after the Effective Time. The parties hereto agree to true-up and settle such estimates in cash within 30 days after notice from the other party specifying in reasonable detail the final amount of any such Intercompany Account. Following such settlement, the Company and Series A Stockholder shall release each other with respect to any Loss relating to or arising from any such intercompany accounts on and after the Effective Time.

         Section 6.24 Tax Allocation Agreement and Tax Settlement Agreement. The Tax Allocation Agreement shall terminate as of the Effective Time and none of the parties thereto shall have any liability to any other party thereunder following the Effective Time. The Tax Settlement Agreement shall remain in full force and effect in accordance with its terms following the Effective Time, and the Company shall withdraw its contention, made in a letter dated June 8, 1999 from the Company to the Series A Stockholder, that an error in the application of the federal income tax law was made in the tax settlement model referred to in Section 2 of the Tax Settlement Agreement.

         Section 6.25 Parent Stockholder Voting Agreement. Hellman & Friedman Investors, L.P., H & F Orchard Partners, L.P., H & F International Partners, L.P., John W. Stanton, Theresa E. Gillespie, PNCellular, Inc., Stanton Family Trust, Stanton Communications Corporation, GS Capital Partners, L.P., The Goldman Sachs Group, Inc., Bridge Street Fund 1992, L.P., Stone Street Fund 1992, L.P., Providence Media Partners, L.P., Hutchinson Telecommunications Holdings (USA) Limited and Hutchinson Telecommunications PCS (USA) Limited ("Parent Stockholders"), who hold 46% of the fully diluted voting power of the Parent Company Stock on the date hereof, shall enter into the Parent Stockholder Voting Agreement with the Company in the form attached hereto as Annex G pursuant to which such stockholders of Parent shall agree to vote for the Reorganization and Parent Share Issuance.

         Section 6.26  Agreements Regarding Taxes.

         (a) Series A Stockholder Liability for Taxes. The Series A Stockholder shall be liable for and shall indemnify Parent and the Company and its Subsidiaries for all Taxes (including any obligation to contribute to the payment of a Tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included the Company or any of its Subsidiaries and Taxes resulting from the Company and its Subsidiaries ceasing to be a member of the Series A Stockholder's Group), (i) imposed on the Series A Stockholder's Group or any member thereof (other than the Company and its Subsidiaries) for any taxable year, (ii) imposed on the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries may otherwise be liable for any taxable year or period that ends on or before the date on which the Effective Time occurs (the "Effective Date"), and with respect to any taxable year or period beginning before and ending after the Effective Date, the portion of such taxable year ending on and including the Effective Date, or (iii) imposed on Parent or the Company or any of its Subsidiaries as a result of the receipt of any payment made to it pursuant to the provisions of this Section 6.26. Except as set forth in Section 6.26(d), the Series A Stockholder shall be entitled to any refund of Taxes of the Company and its Subsidiaries received for such periods.

         (b) Parent Liability for Taxes. Parent shall be liable for and indemnify the Series A Stockholder for (i) the Taxes of the Company and any of its Subsidiaries for any taxable year or period that begins after the Effective Date and, with respect to any taxable year or period beginning before and ending after the Effective Date, the portion of such taxable year beginning after the Effective Date and (ii) Taxes imposed on the Series A Stockholder as a result of any payment made to it pursuant to the provisions of this Section 6.26. Parent shall be entitled to any refund of Taxes of the Company and any of its Subsidiaries received for such periods.

         (c) Taxes for Short  Taxable Year.  For purposes of paragraphs  (a) and
(b), whenever it is necessary to determine the liability for Taxes of the Company or any of its Subsidiaries for a portion of a taxable year or period that begins before and ends after the Effective Date, the determination of the Taxes of such entity for the portion of the year or period ending on, and the portion of the year or period beginning after, the Effective Date shall be determined by assuming that the entity had a taxable year or period which ended at the close of the Effective Date, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

         (d) Refunds from Carrybacks. If the Series A Stockholder becomes entitled to a refund or credit of Taxes for any period for which it is liable under Section 6.26(a) to indemnify Parent and such Taxes are attributable solely to the carryback of losses, credits or similar items from a taxable year or period that begins after the Effective Date and attributable to the Company or any of its Subsidiaries, the Series A Stockholder shall promptly pay to Parent the amount of such refund or credit together with any interest thereon. In the event that any refund or credit of Taxes for which a payment has been made is subsequently reduced or disallowed, Parent shall indemnify and hold harmless the Series A Stockholder for any Tax liability, including interest and penalties, assessed against the Series A Stockholder by reason of the reduction or disallowance.

         (e) Tax Returns. The Series A Stockholder shall file or cause to be filed when due all Tax Returns with respect to Taxes that are required to be filed by or with respect to the Company and any of its Subsidiaries for taxable years or periods ending on or before the Effective Date and shall pay any Taxes due in respect of such Tax Returns, and Parent shall file or cause to be filed when due all Tax Returns with respect to Taxes that are required to be filed by or with respect to the Company and any of its Subsidiaries for taxable years or periods ending after the Effective Date and shall remit any Taxes due in respect of such Tax Returns. The Series A Stockholder shall pay Parent the Taxes for which the Series A Stockholder is liable pursuant to Section 6.26(a) but which are payable with Tax Returns to be filed by Parent pursuant to the previous sentence within 10 days prior to the due date for the filing of such Tax Returns.

         (f) Contest Provisions. Parent shall promptly notify the Series A Stockholder in writing upon receipt by Parent, any of its Affiliates or the Company or any of its Subsidiaries of notice of any pending or threatened federal, state, local or foreign income or franchise tax audit or assessment which may materially affect the Taxes of the Company or any of its Subsidiaries for which the Series A Stockholder would be required to indemnify Parent pursuant to Section 6.26(a), provided that failure to comply with this provision shall not affect Parent's right to indemnification hereunder. The Series A Stockholder shall have the sole right to represent the Company and its Subsidiaries' interests in any tax audit or administrative or court proceeding relating to taxable periods ending on or before the Effective Date, and to employ counsel of its choice at its expense. Notwithstanding the foregoing, the Series A Stockholder shall not be entitled to settle, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of Parent or the Company or any of the Company's Subsidiaries for any period after the Effective Date to any extent (including the imposition of income tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards) without the prior written consent of Parent. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that the Series A Stockholder has indemnified Parent against the effects of any such settlement.

         (g) Assistance and Cooperation. After the Closing Date, each of the Series A Stockholder and Parent shall:

                  (i) assist (and cause their respective Affiliates to assist) the other party in preparing any Tax Returns or reports which such other party is responsible for preparing and filing in accordance with this Section 6.26;

                  (ii) cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns of the Company or any of its Subsidiaries;

                  (iii) make available to the other party and to any taxing authority as reasonably requested all information, records, and documents relating to Taxes of the Company and its Subsidiaries;

                  (iv) provide timely notice to the other in writing of any pending or threatened tax audits or assessments of the Company or any of its Subsidiaries for taxable periods for which the other party may have a liability under this Section 6.26; and

                  (v) furnish the other party with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

         (h) Payment. Any indemnity payment required to be made pursuant to this
Section 6.26 shall be paid within 15 days after the indemnified party makes written demand upon the indemnifying party, but in no case earlier than five Business Days prior to the date on which the relevant Taxes are required to be paid to the relevant taxing authority (including estimated Tax payments).

         (i) Adjustment to Purchase Price. Parent and the Series A Stockholder agree to report any indemnification payment made by the Series A Stockholder under this Section 6.26 as an adjustment to purchase price, contribution to capital, or other non-taxable amount to the extent that there is substantial authority for such reporting position under applicable law, it being understood that if such reporting position is disallowed in any administrative or court proceeding, the Series A Stockholder shall indemnify Parent under Section 6.26(a) for the effects of such disallowance.

         (j) Survival of Obligations. The obligations of the parties set forth in this Section 6.26 shall be unconditional and absolute and shall remain in effect without limitation as to time.

                       Article VII - Conditions Precedent

         Section 7.1 Conditions to Each Party's Obligation to Effect the Reorganization. The respective obligations of each party hereto to effect the Reorganization shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

         (a) Stockholder Approval. The Reorganization shall have been duly approved by the requisite vote of the stockholders of the Company in accordance with applicable law and the Restated Certificate of Incorporation and By-laws of the Company and the Parent Share Issuance shall have been duly approved by the requisite vote of the stockholders of Parent in accordance with applicable law and the Certificate of Incorporation and Bylaws of Parent.

         (b) No Injunction or Restraint. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity preventing the consummation of the Reorganization or which could reasonably be expected to have a Material Adverse Effect on the Company shall be in effect; provided, however, that each of the parties shall have used their commercially reasonable efforts to prevent the entry of any such temporary restraining order, injunction or other order, including, without limitation, taking such action as is required to comply with Section 6.14, and to appeal as promptly as possible any injunction or other order that may be entered.

         (c) Stock Exchange Listings. The shares of Parent Common Stock issuable in accordance with the Reorganization and pursuant to Section 6.2 shall have been authorized for listing on the Nasdaq, subject to official notice of issuance.

         (d) HSR. Any waiting period (and any extension thereof) under the HSR Act applicable to the Reorganization shall have expired or been terminated.

         (e) Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC. All necessary state securities authorizations (including state takeover approvals) shall have been received unless the failure to receive any such authorization would not have a Material Adverse Effect on the Company or Parent or the transactions contemplated by this Agreement.

         (f) Governmental Approvals. All necessary consents or authorizations from Governmental Entities which may be required in connection with the transactions contemplated hereby, including but not limited to the FCC and state public utility or service commissions or similar agencies, shall have been received and, in the case of the FCC, shall have become Final Orders, unless the failure to receive any such consent or authorization would not have a Material Adverse Effect on the Company or Parent or the transactions contemplated by this Agreement, and such consents or authorizations shall not contain any conditions which would reasonably be expected to have a Material Adverse Effect on the Company or Parent or the transactions contemplated by this Agreement.

         (g) Investor Agreement. Parent and the Series A Stockholder shall have executed and delivered the Investor Agreement attached hereto as Exhibit H.

         (h) Omnipoint Agreement. The transactions contemplated by the Omnipoint Agreement shall have been consummated or terminated, provided that this condition shall be deemed to have been satisfied on the Omnipoint End Date if the transactions contemplated by the Omnipoint Agreement shall have not been consummated or terminated by such date.

         (i) Public Announcement. In the event the Omnipoint Agreement shall have been terminated or the condition specified in Section 7.1(h) shall have been deemed to be satisfied pursuant to the proviso thereof, twenty business days shall have elapsed following public announcement of such event.

         Section 7.2 Conditions to Obligation of the Company to Effect the Reorganization. The obligation of the Company to effect the Reorganization shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

         (a) Performance of Obligations; Representations and Warranties. Each of Parent and Merger Sub C shall have performed each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, and each of the representations and warranties of Parent and Merger Sub C contained in this Agreement (disregarding all qualifications and exceptions contained therein relating to materiality or a Material Adverse Effect or any similar standard or qualification) shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time in each case except as contemplated or permitted by this Agreement and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or Parent or the transactions contemplated by this Agreement; and the Company shall have received a certificate signed on behalf of Parent by its Chief Executive Officer and its Chief Financial Officer to such effect.

         (b) Tax Opinion. The Company shall have received an opinion of Sidley & Austin, in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time, for federal income tax purposes:

                  (i) The Merger will constitute either (A) a "reorganization" within the meaning of Section 368(a) of the Code, to which the Company, Merger Sub C and Parent will each be a party, within the meaning of
         Section  368(b) of the Code or (B) part of a  transaction  described in
         Section 351(a) of the Code;

                  (ii) No gain or loss will be recognized by Parent, Merger Sub C or the Company as a result of the Merger;

                  (iii) A stockholder of the Company that does not elect to receive any cash pursuant to the Merger will recognize no gain or loss solely as a result of the conversion of shares of Company Common Stock into shares of Parent Common Stock pursuant to the Merger, except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock;

                  (iv) A stockholder of the Company that elects to receive cash pursuant to the Merger will recognize any gain (but not loss) realized as a result of the Merger in an amount equal to the lesser of (A) the difference between (x) the fair market value of Parent Common Stock received pursuant to the Merger plus cash received pursuant to the Merger and (y) the basis of such stockholder's Company Common Stock surrendered in the Merger or (B) the amount of cash received pursuant to the election to receive cash;

                  (v) The aggregate tax basis of the shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger (including fractional shares of Parent Common Stock for which cash is received) will be the same as the aggregate tax basis of such shares of Company Common Stock, (A) decreased by the amount of cash received in exchange for shares of Company Common Stock pursuant to an election to receive cash and (B) increased by the amount of gain recognized (determined under clause (iv) above);

                  (vi) The holding period for shares of Parent Common Stock received in exchange for shares of Company Common Stock pursuant to the Merger will include the period that such shares of Company Common Stock were held by the stockholder, provided such shares of Company Common Stock were held as capital assets by such stockholder at the Effective Time; and

                  (vii) A stockholder of the Company who receives cash in lieu of a fractional share of Parent Common stock will recognize gain or loss equal to the difference, if any, between such stockholder's basis in such fractional share (as described in clause (v) above) and the amount of cash received.

In  rendering  such  opinion,   Sidley  &  Austin  may  receive  and  rely  upon
representations from others, including representations from the Company and Holding contained in certificates substantially in the form of the Company Tax Certificate and the Tax Matters Certificate attached hereto as Annex M and Annex M-2, representations from Holding contained in a certificate substantially in the form of the Parent Tax Certificate attached hereto as Annex N, and representations in a certificate substantially in the form of the Tax Matters Certificate attached hereto as Annex O from certain persons who own, as of the Effective Time, five percent (5%) or more of the total number of shares of the Company or of VoiceStream (or, in such counsel's discretion, of Omnipoint).

         (c) Consents Under Agreements. Parent shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, lease or other agreement or instrument to which Parent or one of its Subsidiaries is a party, except where the failure to obtain the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Parent or the Company or upon the transactions contemplated by this Agreement.

         (d)  Intercompany Services Agreements.  The Intercompany Services

Agreements shall have been terminated.

         (e) Debt/Equity Replacement Agreement. The transactions contemplated by the Debt/Equity Replacement Agreement shall have been consummated.

         (f) Series A and B Notes. The Series A Notes and Series B Notes shall have been acquired by Parent and/or Parent shall have obtained consents from the requisite number of holders of Series A Notes and Series B Notes to the amendment of the Series A Indenture and Series B Indenture (including the substitution of Parent as guarantor thereunder and the elimination of Section
3.8 in such indentures), and Parent shall have taken such other action as may be necessary to permit the Reorganization to occur without resulting in a default under the Series A Indenture or the Series B Indenture, to cause the Series A Stockholder to be released and discharged in full from the Series A Guarantee and the Series B Guarantee and to terminate such guarantees on or prior to the Effective Time.

         (g) Nokia Credit Agreement. Parent shall have caused all obligations under the Nokia Credit Agreement to be repaid in full and the Nokia Credit Agreement and Nokia Guaranty shall have been terminated; or Parent shall have obtained an amendment to the Nokia Credit Agreement (including the substitution of Parent as guarantor thereunder and the release and discharge in full of the Nokia Guaranty), to permit the Reorganization to occur without resulting in a default under the Nokia Credit; and, in either event, the Series A Stockholder shall have been released and discharged in full from the Nokia Guaranty on or prior to the Effective Time.

         (h) Intercompany Accounts. All Intercompany Accounts shall have been settled and paid in cash based on financial information available at the Effective Time.

         (i) Tax Allocation Agreement. The Tax Allocation Agreement shall have been terminated.

         (j) Parent Stockholder Agreement. The Parent Stockholders shall have executed and delivered the Parent Stockholder Voting Agreement.

         (k) Omnipoint Agreement. There shall have been no amendments to the Omnipoint Agreement or the transactions contemplated thereby except for amendments which would not, individually or in the aggregate, have a Material Adverse Effect on Parent or on the transactions contemplated by this Agreement.

         (l) Registration Rights Agreement. Parent shall have executed and delivered the Registration Rights Agreement.

         (m) FCC Opinion. The Company shall have received an opinion of FCC counsel to Parent, dated the Effective Time, substantially in the form attached hereto as Annex I.

         (n) Corporate Opinion. The Company shall have received an opinion of corporate and state regulatory counsel to Parent, dated the Effective Time, in substantially the form attached hereto as Annex J.

         (o) Nasdaq. The shares of Parent Company Stock to be issued pursuant to
Section 2.1(c) shall have been listed on the Nasdaq National Market.

         (p) Year 2000. There shall not have occurred and be continuing a Material Adverse Effect with respect to Parent relating to the Year 2000 Issue, provided, however, that for purposes of this condition, clauses (i) and (ii) of the definition of Material Adverse Effect shall be disregarded.

         Notwithstanding anything contained to the contrary in Section 7.2(a) or anywhere else in this Agreement, Parent may enter into any Subsequent Transaction, and no changes of any representation or warranty of Parent contained in this Agreement as a result of any Subsequent Transaction shall result in a failure of the conditions set forth in Section 7.2(a); provided, in each case, that any such Subsequent Transaction would not, or would reasonably not be expected to prevent, impair or materially delay the ability of the Company or Parent to consummate the transactions contemplated by this Agreement.

         Section 7.3 Conditions to Obligations of Parent and Merger Sub C to Effect the Reorganization. The obligation of Parent and Merger Sub C to effect the Reorganization shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

         (a) Performance of Obligations; Representations and Warranties. The Company shall have performed each of its agreements contained in this Agreement required to be performed at or prior to the Effective Time, and each of the representations and warranties of the Company contained in this Agreement (disregarding all qualifications and exceptions contained therein relating to materiality or a Material Adverse Effect or any similar standard or qualification) shall be true and correct at and as of the Effective Time as if made at and as of the Effective Time, in each case except as contemplated or permitted by this Agreement and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or Parent or the transactions contemplated by this Agreement; and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer to such effect.

         (b) Tax Opinion. Parent shall have received an opinion of Jones, Day, Reavis & Pogue, in form and substance reasonably satisfactory to Parent, dated the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing as of the Effective Time,

         (i) for federal income tax purposes, no gain or loss will be recognized
by  Holding,   Merger  Sub  C  or  the  Company   solely  as  a  result  of  the
Reorganization; and

         (ii) in the case of the VoiceStream Merger, (x) such merger will be treated for federal income tax purposes as a reorganization described in section 368(a) of the Code, and each of VoiceStream, Holding and, in the case of a reorganization described in section 368(a)(2)(E) of the Code, Merger Sub A, will be a party to the reorganization within the meaning of section 368(b) of the Code, or (y) such merger will be treated as a transfer of property by the VoiceStream stockholders, other than holders of dissenting shares, to Holding described in section 351(a) of the Code.

In rendering such opinion, Jones, Day, Reavis & Pogue may receive and rely upon representations from others, including representations from the Company and VoiceStream contained in certificates substantially in the form of the Company Tax Certificate, the VoiceStream Certificate and the Tax Matters Certificate attached hereto as Annex M, Annex M-1 and Annex M-2, representations from Holding contained in certificates substantially in the form of the Parent Tax Certificate and the VoiceStream Wireless Holding Certificate attached hereto as Annex N and Annex N-1, and representations substantially in the form of the Tax Matters Certificate attached hereto as Annex O from certain persons who own, as of the Effective Time, five percent (5%) or more of the total number of shares of the Company or of VoiceStream (or, in such counsel's discretion, of Omnipoint).

         (c) FCC Opinion. Parent shall have received an opinion of FCC counsel of the Company, dated the Effective Time substantially in the form attached hereto as Annex K.

         (d) Corporate Opinion. Parent shall have received an opinion of corporate and state regulatory counsel to the Company in form and substance reasonably acceptable to Parent substantially in the form attached hereto as Annex L.

         (e) Consents Under Agreements. The Company shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any indenture, mortgage, evidence of indebtedness, lease or other agreement or instrument to which the Company or one of its Subsidiaries is a party, except where the failure to obtain the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company or Parent or upon the transactions contemplated by this Agreement.

         (f) Indemnity Agreement. The Indemnity Agreement shall have been authorized, executed and delivered by the parties thereto.

         (g) Year 2000. There shall not have occurred and be continuing a Material Adverse Effect with respect to the Company relating to the Year 2000 Issue, provided, however, that for purposes of this condition, clauses (i) and (ii) of the definition of Material Adverse Effect shall be disregarded.

         (h) Dissenting Shares. No more than 7.5% of the shares of VoiceStream Common Stock outstanding immediately prior to the Effective Time shall be Dissenting Shares.

         (i) Parent shall have received from the Company, the Series A Stockholder and the Investor, a Certificate, dated the Effective Date, in substantially the same form as Annex O (in the case of the Series A Stockholder and the Investor) or Annex M-2 (in the case of the Company).

         (j) Parent shall have received a written fairness opinion from Goldman, Sachs & Co. confirming its oral fairness opinion referred to in Section 4.19, within 5 Business Days of the execution of this Agreement.

                    Article VIII - Termination and Amendment

         Section 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval by the stockholders of Parent or the Company of the matters presented in connection with the Reorganization:

         (a)  by mutual written consent of Parent, Merger Sub C and the Company;

         (b) by either Parent or the Company:

                  (i) if the Reorganization has not been effected on or prior to the close of business on September 17, 2000 (the "Termination Date"); provided, however, that if the Reorganization has not occurred by such date due to the fact that the condition set forth in Section 7.1(f) has not been satisfied but all other conditions hereto have been satisfied or waived or are then capable of promptly being satisfied, the Termination Date shall be December 17, 2000; provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the Reorganization to have occurred on or prior to such date; or

                  (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree or ruling or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to any party who has not used its best efforts to cause such order to be lifted or otherwise taken such action as is required to comply with Section 6.14;

         (c) by Parent if (i) the Company shall have failed to comply with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, except as would not reasonably be expected to have a Material Adverse Effect on the Company or Parent or the transactions contemplated by this Agreement, which failure to comply cannot be or has not been cured within 30 days after receipt by the Company of written notice of such failure to comply or (ii) the stockholders of the Company shall not approve the Reorganization at the Company Stockholders Meeting or any adjournment thereof;

         (d) by the Company if (i) Parent or Merger Sub C shall have failed to comply with any of its respective covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, except as would not reasonably be expected to have a Material Adverse Effect on the Company or Parent or the transactions contemplated by this Agreement, which failure to comply cannot be or has not been cured within 30 days after receipt by Parent of written notice of such failure to comply or (ii) the stockholders of Parent shall not approve the Parent Share Issuance at the Parent Stockholders Meeting or any adjournment thereof; or

         (e) by either Parent or the Company if there has been a breach by the other (or Merger Sub C if the Company is the terminating party) of any representation or warranty (disregarding all qualifications and exceptions contained therein relating to materiality or a Material Adverse Effect or any similar standard or qualification) except any breach that would not reasonably be expected to have a Material Adverse Effect on the Company or Parent or the transactions contemplated by this Agreement, in each case which breach cannot be or has not been cured within 30 days after receipt by the breaching party of written notice of the breach.

         Section 8.2 Effect of Termination. In the event of a termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub C or the Company or their respective officers or directors, except with respect to Section 3.18, Section 4.14, Section 6.9, this Section 8.2 and Article IX); provided, however, that nothing in this Article VIII shall relieve any party for liability for any breach of this Agreement; provided, further, that the parties hereto agree that any damages for a breach of this Agreement by the Company shall be reduced by the amount of any payment to Parent pursuant to Section 6.9(b)(ii).

         Section 8.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval by the stockholders of Parent and the Company of the matters presented to them in connection with the Reorganization; provided, however, that after any such approval, no amendment shall be made if applicable law would require further approval by such stockholders, unless such further approval shall be obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.


                         Article IX - General Provisions

         Section 9.1 Non-Survival of Representations and Warranties and Agreements. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or, except as set forth in Section 8.2 hereof, the termination of this Agreement pursuant to the terms hereof. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Reorganization.

         Section 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) or telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)  if to Parent or Sub, to:

                           VoiceStream Wireless Corporation
                           3650 131st Avenue SE, Suite 400
                           Bellevue, WA  98006
                           Attn:  General Counsel
                           Telecopy No.:   425-586-8080

         with a copy to:

                           Preston Gates & Ellis LLP
                           5000 Columbia Center
                           701 Fifth Avenue
                           Seattle, WA  98104
                           Attn:  Richard B. Dodd, Esq.
                           Telecopy No:    206-623-7022

         (b)  if to the Company, to:

                           Aerial Communications, Inc.
                           8410 West Bryn Mawr, Suite 1100
                           Chicago, Illinois  60631
                           Attn:  President
                           Telecopy No.:  773-399-4147

         with a copy to:

                           Aerial Communications, Inc.
                           c/o Telephone and Data Systems, Inc.
                           30 North LaSalle, Suite 4000
                           Chicago, Illinois  60602
                           Attn:  Chairman
                           Telecopy No.:  312-853-9299

         with a copy to:

                           Sidley & Austin
                           One First National Plaza
                           Chicago, Illinois  60603
                           Attn:  Michael G. Hron, Esq.
                           Telecopy No.:  312-853-7036

         Section 9.3 Interpretation; Definitions. When a reference is made in this Agreement to an Article, Section, Schedule, Annex or Exhibit, such reference shall be to an Article, Section, Schedule, Annex or Exhibit of this Agreement unless otherwise indicated or unless the context otherwise requires. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." References to a Person are also references to its assigns and successors in interest (by means of merger, consolidation or sale of all or substantially all the assets of such Person or otherwise, as the case may be). References to a document are to such document as amended, waived and otherwise modified from time to time and references to a statute or other governmental rule are to such statute or rule as amended and otherwise modified from time to time (and references to any provision thereof shall include references to any successor provision). The definitions set forth herein are equally applicable both to the singular and plural forms and the feminine, masculine and neuter forms of the terms defined. The term "hereof" and similar terms refer to this Agreement as a whole. As used in this Agreement, the phrase "made available" shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available.

         As used in this Agreement, the following terms have the meanings specified or referred to in this Section 9.3.

         "Acquisition Proposal" means any offer or proposal for, or any indication of interest in (i) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries; (ii) the acquisition, directly or indirectly, in a single transaction or series of related transactions, of (A) an equity interest representing greater than 15% of the voting power of the Company or any of its Subsidiaries or (B) assets, securities or ownership interests representing an amount equal to or greater than 15% of the consolidated assets or earning power of the Company and its Subsidiaries, other than the transactions contemplated by this Agreement; or
(iii) the consummation of any other transaction or the entering into of any other agreement or arrangement with respect to any other transactions, the effect of which would have the same result as the occurrence of (i) or (ii).

         "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency or commission or any arbitration tribunal.

         "Adjusted  Fully  Diluted  Shares"  shall have the meaning set forth in
Section 2.1(e).

         "Affiliate" shall mean with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person provided that, for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" shall mean this Agreement and Plan of Reorganization dated the date hereof among Parent, Merger Sub C and the Company and shall include the Schedules, Annexes, Exhibits and disclosure letters attached or related thereto.

         "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City, Chicago, Illinois or Seattle, Washington are authorized or required by law to close.

         "Cash Consideration Fund" shall have the meaning set forth in Section 2.2(a).

         "Cash Election" shall have the meaning set forth in Section 2.1(c).

         "Cash Election Form" shall have the meaning set forth in Section 2.1(d)

         "Cash Management Agreement" shall mean the Cash Management Agreement, dated April 15, 1996, between Series A Stockholder and the Company, as amended.

         "Certificate of Merger" shall have the meaning set forth in Section 1.3

         "Closing" shall have the meaning set forth in Section 1.2.

         "Closing Date" shall have the meaning set forth in Section 1.2.

         "Closing Date Market Price" means with respect to one share of Parent Common Stock, the average of the Mean Price (calculated on a weighted average based upon the volume of shares traded on each day) for such share during the period of the 15 most recent trading days ending on the Business Day prior to the Effective Time.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Communications Act" shall mean the Communications Act of 1934, as amended, and the Telecommunications Act of 1996, as amended, together with the rules, regulations and published decisions of the FCC promulgated thereunder.

         "Company" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Company Benefit Plan" shall mean any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical, life insurance, supplemental unemployment benefits, employee stock purchase, stock appreciation, restricted stock or other employee benefit plan, policy or arrangement providing benefits to any current or former employee, officer or director of the Company or any of its Subsidiaries.

         "Company Certificates" shall have the meaning set forth in Section 2.2(a).

         "Company Common Shares" shall have the meaning set forth in the first recital of this Agreement.

         "Company Common Stock" shall have the meaning set forth in the recital provision of this Agreement.

         "Company Employee" shall mean any employee of the Company or any of its Subsidiaries.

         "Company  Filed SEC  Documents"  shall  have the  meaning  set forth in
Section 3.7.

         "Company Financial Advisor" shall have the meaning set forth in Section 3.17.

         "Company Letter" shall mean the letter from the Company to Parent dated the date hereof, which letter relates to this Agreement and is designated therein as the Company Letter.

         "Company Permits" shall have the meaning set forth in Section 3.9.

         "Company Preferred Stock" shall have the meaning set forth in Section 3.3.

         "Company Registration Rights Agreement" shall mean the Registration Rights Agreement, dated April 15, 1996, between Series A Stockholder and the Company, as amended.

         "Company Restricted Stock Units" shall mean restricted stock units granted under the Company Restricted Stock Unit Plan.

         "Company  SEC  Documents"  shall have the  meaning set forth in Section
3.6.

         "Company Series A Common Shares" shall have the meaning set forth in the first recital of this Agreement.

         "Company  Stockholders  Meeting"  shall have the  meaning  set forth in
Section 6.3.

         "Company  Stock  Options"  shall have the  meaning set forth in Section
3.3.

         "Company Subsidiaries" shall have the meaning set forth in Section 3.1.

         "Confidentiality Agreement" shall have the meaning set forth in Section 6.6.

         "Constituent Corporations" shall have the meaning set forth in the introductory paragraph of this Agreement.

         "Conversion Number" shall have the meaning set forth in Section 2.1(c).

         "D&O Insurance" shall have the meaning set forth in Section 6.13(b).

         "Debt/Equity   Replacement   Agreement"   shall  mean  the  Debt/Equity
Replacement Agreement in the form attached hereto as Annex F.

         "DGCL" shall mean the General Corporation Law of the State of Delaware.

         "Dissenting Shares" shall have the meaning set forth in Section 1.0(c)(vii).

         "Effective Date" shall have the meaning set forth in Section 6.26(a).

         "Effective Time" shall have the meaning set forth in Section 1.3.

         "Election Deadline" shall have the meaning set forth in Section 2.1(e).

         "Employee Benefit Plans Agreement" shall mean the Employee Benefit Plans Agreement, dated April 15, 1996, between Series A Stockholder and the Company, as amended.

         "Employee Benefit Plans Separation Agreement" shall mean the Employee Benefit Plans Separation Agreement in the form attached hereto as Annex D.

         "Environmental Laws" shall mean any applicable statute, law, ordinance, regulation, rule, judgment, decree or order of any Governmental Entity relating to or regulating or imposing liability or standards of conduct with respect to pollution, protection of the environment or environmental regulation or control or regarding Hazardous Substances or occupational health or safety.

         "Environmental Permits" shall mean, with respect to any Person, all permits, licenses, franchises, certificates, approvals and other similar authorizations of any Governmental Entity relating to or required by Environmental Laws and affecting, or relating in any way to, the business of such Person or any of its Subsidiaries as currently conducted.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

         "ERISA Affiliate" shall mean (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company; (ii) any partnership, trade or business (whether or not incorporated) which on the day before the Closing Date was under common control (within the meaning of Section 414(c) of the Code) with the Company; and
(iii) any entity which is a member of the same affiliated service group (within the meaning of Section 414(m) of the Code as either the Company, any corporation described in clause (i) or any partnership, trade or business described in clause (ii).

         "ERISA Benefit Plan" shall mean a Company Benefit Plan maintained as of the date of this Agreement which is also an "employee pension benefit plan" (as defined in Section 3(2) of ERISA) or which is also an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA).

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

         "Exchange Agent" shall have the meaning set forth in Section 2.2(a).

         "Exchange Agreement" shall mean the Exchange Agreement, dated April 15, 1996, between Series A Stockholder and the Company, as amended.

         "Exchange Fund" shall have the meaning set forth in Section 2.2(a).

         "Exchange Rate" shall mean the "Exchange Rate Applicable to Aerial Common Shares" as defined in Section 7.2 of the Investment Agreement as adjusted pursuant to Section 7.3 of the Investment Agreement, as specified in Item 3.2 of the "Company Letter."

         "FAA" shall mean the Federal Aviation Administration and any successor agency or body.

         "FCC"  shall  mean  the  Federal  Communications   Commission  and  any
successor agency or body.

         "Final Order" shall mean action by the applicable regulatory authority (the "Agency") which is in full force and effect, with respect to which no petition or other request for Agency or court stay, reconsideration or review of any kind is pending, and as to which all time periods have expired within which the Agency or a court may be asked to stay, reconsider or review the action or may stay, reconsider or review the action sua sponte.

         "Governmental Entity" shall mean any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational, including the FAA, FCC and any state public utility or service commission or similar agency.

         "Hazardous Substance" shall mean any material defined as toxic or hazardous, including any petroleum and petroleum products, under any applicable Environmental Law.

         "Holding" shall have the meaning set forth in the recitals hereto.

         "Holding Common Stock" shall have the meaning set forth in Section 4.3.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indebtedness"   of  any   Person  at  any  date  shall  mean  (a)  all
indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument,
(c) all obligations of such Person under financing leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and with respect to unpaid reimbursement obligations related to letters of credit issued for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

         "Indemnified  Person"  shall  have the  meaning  set  forth in  Section
6.13(a).

         "Insurance Cost Sharing Agreement" shall mean the Insurance Cost Sharing Agreement, dated April 15, 1996, between Series A Stockholder and the Company, as amended.

         "Intellectual Property Rights" shall mean any right to use, all patents, patent rights, trademarks, trade names, trade dress, logos, service marks, copyrights, know how and other proprietary intellectual property rights and computer programs held or used by the Company or any of its Subsidiaries.

         "Intercompany  Accounts"  shall have the  meaning  set forth in Section
6.23.

         "Intercompany Agreement" shall mean the Intercompany Agreement, dated April 15, 1996, by and between the Company and Series A Stockholder, as amended.

         "Intercompany  Service  Agreements" shall have the meaning set forth in
Section 6.19.

         "Investment Agreement" shall mean the Investment Agreement, dated as of September 8, 1998, by and among the Company, Series A Stockholder, Operating Company and Investor, as amended.

         "Investment Entity" shall mean an entity in which the Company or any of its Subsidiaries has an Investment Interest.

         "Investment Interest" shall mean a direct or indirect ownership of (i) capital stock, bonds, debentures, partnership, membership interests or other ownership interests or other securities of any Person; (ii) any deposit with or advance, loan or other extension of credit (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise to resell such property to such other Person) to any other Person;
(iii) any revenue or profit  interests  pursuant to any  agreement or license or
(iv) any agreement, commitment, right, understanding or arrangement with respect to any of the items referred to in (i), (ii) or (iii) of this definition.

         "Investor" shall mean Sonera, Ltd., a Finnish limited liability company, which holds an investment in Operating Company.

         "Joint  Proxy  Statement"  shall have the  meaning set forth in Section
3.8.

         "Joint Venture Agreement" shall mean the Joint Venture Agreement dated as of September 8, 1998, by and among the Company, Operating Company and Sonera Corporation U.S.

         "knowledge" shall mean the actual knowledge of the executive officers of the Company or its Subsidiaries or the executive officers of Parent, as the case may be who have exercised reasonable due diligence with respect to the representation and warranty to which such knowledge statement is made.

         "Liabilities" shall mean any and all debts, liabilities and obligations, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, whenever arising (unless otherwise specified in this Agreement), including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under any law, rule, regulation, Action, threatened Action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

         "Liens" shall mean any pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever.

         "Long-Term Incentive Plan" shall mean the Company's 1996 Long-Term Incentive Plan.

         "Losses" shall mean losses, Liabilities, claims, damages, payments, absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown (including, without limitation, the costs and expenses of any and all Actions, threatened Actions, demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened Actions.

         "Management Side Letter" shall mean the letter dated September 8, 1998, among Series A Stockholder, the Company and Investor.

         "Material Adverse Change" or "Material Adverse Effect" shall mean, when used in connection with the Company or Parent, as the case may be, any change or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change or effect) or fact or condition that is materially adverse to the business, properties, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole, or Parent and its Subsidiaries taken as a whole, as the case may be, provided, however, that (i) any adverse change, effect or development that is primarily caused by conditions affecting the United States economy generally or the economy of any nation or region in which the Company or Parent, as the case may be, or its Subsidiaries conducts business that is material to the business of the Company or Parent, as the case may be, and its Subsidiaries, taken as a whole, shall not be taken into account in determining whether there has been (or whether there could reasonably be foreseen) a "Material Adverse Change" or "Material Adverse Effect" with respect to the Company or Parent, as the case may be, (ii) any adverse change, effect or development that is primarily caused by conditions generally affecting the industries in which the Company or Parent, as the case may be, conducts its business shall not be taken into account in determining whether there has been (or whether there could reasonably be foreseen) a "Material Adverse Change" or "Material Adverse Effect" with respect to the Company or Parent, as the case may be, and (iii) any adverse change, effect or development that is primarily caused by the announcement or pendency of this Agreement, the Reorganization or the transactions contemplated hereby shall not be taken into account in determining whether there has been (or whether there could reasonably be foreseen) a "Material Adverse Change" or "Material Adverse Effect" with respect to the Company or Parent, as the case may be; and a "Material Adverse Effect" with respect to the transactions contemplated by this Agreement shall mean any event, fact or condition which would reasonably be expected to materially delay, interfere with, impair or prevent the transactions contemplated by this agreement in a manner which would have a material adverse effect on such transactions taken as a whole considering the intentions and expectations of the parties hereto; provided, however, that for the purpose of Section 7.1(b), clause (iii) above shall not be excluded.

         "Mean Price" means, on any day in which shares are traded on Nasdaq, the average of the high and low trading prices for which one share of Parent Common Stock is traded on Nasdaq as reported by The Wall Street Journal.

         "Merger" shall have the meaning set forth in the recitals to this Agreement.

         "Merger Documents" shall have the meaning set forth in Section 1.0.

         "Merger Sub A" shall have the meaning set forth in the recitals to this Agreement.

         "Merger Sub B" shall have the meaning set forth in the recitals to this Agreement.

         "Merger Sub C" shall have the meaning set forth in the recitals to this Agreement.

         "Nasdaq" shall have the meaning set forth in Section 2.2(e).

         "Nokia"   shall  mean  Nokia   Telecommunications,   Inc.,  a  Delaware
corporation.

         "Nokia Credit Agreement" shall mean the Credit Agreement dated as of June 30,

1998 among the Company, Nokia and the financial institutions named therein, as amended.

         "Nokia Guaranty" shall mean the Guaranty, dated June 30, 1998, by Series A Stockholder of the obligations of the Company to Nokia under the Nokia Credit Agreement.

         "Omnipoint Agreement" shall mean the transactions contemplated by the Agreement and Plan or Reorganization dated as of June 23, 1999 by and among Parent, VoiceStream Wireless Holding Corporation and Omnipoint Corporation.

         "Omnipoint Merger" shall have the meaning set forth in the recitals to this Agreement.

         "Omnipoint Reorganization" shall have the meaning set forth in the recitals hereto.

         "Omnipoint End Date" shall mean the "End Date", as defined in the Omnipoint Agreement, provided that such date shall be no later than June 30, 2000.

         "Operating Company" shall mean Aerial Operating Company, Inc., a Delaware corporation and Subsidiary of the Company.

         "Operating Company Shares" shall mean shares of common stock, $.001 par value, of Operating Company.

         "Parent" shall have the meaning set forth in Section 1.0.

         "Parent  Certificates"  shall  have the  meaning  set forth in  Section
2.2(a).

         "Parent Common Stock" shall have the meaning set forth in the recitals of this Agreement.

         "Parent  Filed  SEC  Documents"  shall  have the  meaning  set forth in
Section 4.7.

         "Parent Letter" shall mean the letter from Parent to the Company dated the date hereof, which letter relates to this Agreement and is designated therein as the Parent Letter.

         "Parent Permits"  shall have the meaning set forth in Section 4.9.

         "Parent SEC Documents" shall have the meaning set forth in Section 4.6.

         "Parent  Share  Issuance"  shall have the  meaning set forth in Section
4.4.

         "Parent Stockholders" shall have the meaning set forth in Section 6.25.

         "Parent  Stockholder  Meeting"  shall  have the  meaning  set  forth in
Section 6.3(b).

         "Parent Subsidiaries" shall have the meaning set forth in Section 4.1.

         "Per Share Cash  Consideration"  shall  have the  meaning  set forth in
Section 2.1(c).

         "Per Share Cash Value" shall have the meaning set forth in Section 2.1(c).

         "Per Share  Stock  Consideration"  shall have the  meaning set forth in
Section 2.1(d).

         "Person" shall mean an individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator or other legal representative, governmental authority or agency, political subdivision, or any group of Persons acting in concert.

         "Public Holders" shall have the meaning set forth in Section 2.1(d).

         "Registration Rights Agreement" shall mean the Registration Rights Agreement attached to the Stockholder Agreement to be entered into between Series A Stockholder and Parent.

         "Registration  Statement"  shall have the  meaning set forth in Section
4.4.

         "Reorganization" shall have the meaning set forth in the recitals to this Agreement.

         "Restricted Stock Plan" shall mean the Company's Retention Restricted Stock Unit Plan.

         "Retained Employee" shall have the meaning set forth in Section 6.1(a).

         "Revolving Credit Agreement" shall mean the Revolving Credit Agreement, dated August 31, 1998, between Series A Stockholder and Operating Company, as amended.

         "Revolving Credit Agreement Guaranty" shall mean the Guaranty dated August 31, 1998 by the Company of the obligations of Operating Company to Series A Stockholder under the Revolving Credit Agreement, as reaffirmed in connection with any amendment to the Revolving Credit Agreement.

         "Rule 145 Affiliates" shall have the meaning set forth in Section 6.7.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "Series A Guaranty" shall mean the Guaranty by the Series A Stockholder of the obligations of the Company under the Series A Notes.

         "Series A Indenture" shall mean the Indenture dated as of November 4, 1996, among the Company, Series A Stockholder and The First National Bank of Chicago, as supplemented, relating to the Series A Notes.

         "Series A Notes" shall mean the Series A Zero Coupon Notes due 2006, of the Company.

         "Series A Stockholder" shall mean Telephone and Data Systems, Inc., a Delaware corporation, the parent of the Company.

         "Series A Stockholder's Group" shall mean any "affiliated group" (as defined in Section 1504 of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes the Series A Stockholder or any predecessor of or successor to the Series A Stockholder (or another such predecessor or successor).

         "Series B Guaranty" shall mean the Guaranty by the Series A Stockholder of the obligations of the Company under the Series B Notes.

         "Series B Indenture" shall mean the Indenture dated as of February 5, 1998 among the Company, Series A Stockholder and The First National Bank of Chicago, as supplemented, relating to the Series B Notes.

         "Series B Notes" shall mean the Series B Zero Coupon Notes due 2008, of the Company.

         "Significant Employee" shall mean any Employee of the Company or any of its Subsidiaries who (i) is an officer of the Company or any of its Subsidiaries, (ii) has a written employment contract with the Company or any of its Subsidiaries which calls for annual compensation in excess of $90,000, or
(iii) is compensated by the Company and/or its Subsidiaries at an annual rate greater than $90,000.

         "Stock Consideration Fund" shall have the meaning set forth in Section 2.2(a).

         "Stock Equivalents" shall have the meaning set forth in Section 3.3.

         "Stockholder Agreement" shall mean the Stockholder Agreement to be entered into between Series A Stockholder and Parent attached hereto as Annex D.

         "Subsequent Transaction" shall mean any transaction, including the Omnipoint Transaction, whereby (i) Parent or any of its Subsidiaries would acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, other business organization  or  assets  or  division  thereof,  which  is in the  business  of providing wireless communication services, (ii) Parent or any of its Subsidiaries would acquire an Investment Interest in any of the foregoing, (iii) Parent or any of its Subsidiaries would issue any equity interest or incur any Indebtedness whether in connection with any item described in (i) or (ii) or otherwise, (iv) Parent or any of its Subsidiaries enters into or engages in a strategic alliance or other commercial relationship or (v) Parent or any of its Subsidiaries is acting in the ordinary course consistent with past practice; provided, however, in connection with a Subsequent Transaction described in items (i), (ii), (iii) or (iv) of this definition, Parent must receive an opinion from a nationally recognized investment bank, acting as financial advisor to Parent, to the effect that, from a financial point of view, such Subsequent Transaction is fair to the holders of Parent Common Stock or, if applicable, Parent.

         "Subsidiary" or "subsidiary" shall mean a person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by another Person.

         "Substitute Options" shall have the meaning set forth in Section 6.2(b)

         "Supplemental Agreement" shall mean the Supplemental Agreement, dated as of September 8, 1998, by and among the Company, Operating Company and Investor.

         "Surviving Corporation" shall have the meaning set forth in Section 1.1

         "Tag-Along Right" shall have the meaning set forth in Section 2.1(c).

         "Tax" and "Taxes" shall mean any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to Tax or additional amount imposed by any Governmental Entity.

         "Tax Allocation Agreement" shall mean the Tax Allocation Agreement, dated September 8, 1998, between Series A Stockholder and the Company, as amended.

         "Tax Deferred Savings Plan" shall mean the Telephone and Data Systems, Inc. Tax Deferred Savings Plan.

         "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax including, without limitation, any information return, claim for refund, amended return or declaration of estimated tax.

         "Tax Settlement Agreement" shall mean the Tax Settlement Agreement dated March 12, 1999 among Series A Stockholder, the Company and Operating Company, as amended.

         "Termination Fee" shall have the meaning set forth in Section 6.9(b).

         "Transfer Taxes" shall have the meaning set forth in Section 6.11.

         "Transition Services Agreement" shall mean the Transition Services Agreement in the form attached hereto as Annex C.

         "VoiceStream Common Stock" shall have the meaning set forth in Section 4.3.

         "VoiceStream ESPP" shall have the meaning set forth in Section 4.3.

         "VoiceStream ERSP" shall have the meaning set forth in Section 4.3.

         "VoiceStream Merger" shall have the meaning set forth in the recitals to this Agreement.

         "VoiceStream Option Plan" shall have the meaning set forth in Section 4.3.

         "VoiceStream  Preferred  Stock"  shall  have the  meaning  set forth in
Section 4.3.

         "Year 2000 Issue" means a failure of a system to recognize and properly process date-sensitive functions involving dates prior to, on and after December 31, 1999 (including, but not limited to calculation, comparison and sequencing, and including, without limitation, leap year calculations).

         Section 9.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 9.5 Entire Agreement; No Third-Party Beneficiaries. Except for the Confidentiality Agreement, this Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement, except for the provisions of Sections 6.1, 6.13, and 6.19 through 6.24, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

         SECTION 9.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS.

         Section 9.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

         Section 9.8 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

         Section 9.9 Enforcement of this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached in any material respect. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the material terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity.

         Section 9.10 Obligations of Subsidiaries. Whenever this Agreement requires any Subsidiary of Parent (including Sub) or of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of Parent or the Company, as the case may be, to cause such Subsidiary to take such action.

         Section 9.11 Reliance on Representations. Notwithstanding any investigation, knowledge or review made at any time by or on behalf of any party hereto, the parties acknowledge and agree that all representations and warranties contained in this Agreement, the Annexes, the Company Letter, the Parent Letter or in any of the documents, certification or agreements delivered in connection therewith, are being relied upon as a material inducement to enter into this Agreement and the transactions contemplated hereby.

         In Witness Whereof, Parent, Merger Sub C and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.
                                            VOICESTREAM WIRELESS CORPORATION

                                            By:  /s/ Cregg B. Baumbaugh
                                               ------------------------------
                                            Name:    Cregg B. Baumbaugh
                                            Title:   Executive Vice President -
                                                     Strategy, Finance and
                                                     Development

                                            VOICESTREAM WIRELESS HOLDING
                                            CORPORATION

                                            By:  /s/ Cregg B. Baumbaugh
                                               ------------------------------
                                            Name:    Cregg B. Baumbaugh
                                            Title:   Executive Vice President -
                                                     Strategy, Finance and
                                                     Development

                                            VOICESTREAM SUBSIDIARY III
                                            CORPORATION

                                            By:  /s/ Cregg B. Baumbaugh
                                               ------------------------------
                                            Name:    Cregg B. Baumbaugh
                                            Title:   Executive Vice President -
                                                     Strategy, Finance and
                                                     Development

                                            AERIAL COMMUNICATIONS, INC.

                                            By:      /s/ LeRoy T. Carlson, Jr.
                                               --------------------------------
                                            Name:    LeRoy T. Carlson, Jr.
                                            Title:   Chairman

In addition, this Agreement is signed by the undersigned solely for the purposes of Sections 6.16, 6.17, 6.18, 6.19, 6.20, 6.21, 6.23, 6.24, and 6.26.

                                            TELEPHONE AND DATA SYSTEMS, INC.

                                            By:      /s/ LeRoy T. Carlson
                                                  ----------------------------
                                            Name:    LeRoy T. Carlson
                                            Title:   Chairman

             SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION